UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LAM RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

September 26, 2018

Dear Lam Research Stockholders,

We cordially invite you to attend, in person or by proxy, the Lam Research Corporation 2018 Annual Meeting of Stockholders. The annual meeting will be held on Tuesday, November 6, 2018, at 9:30 a.m. Pacific Standard Time in the Building CA1 Auditorium at the principal executive offices of Lam Research Corporation, which is located at 4650 Cushing Parkway, Fremont, California 94538.

At this year’s annual meeting, stockholders will be asked to elect the nine nominees named in the attached proxy statement as directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified; to cast an advisory vote to approve our named executive officer compensation, or “Say on Pay”; to approve the adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan (the “ESPP”), as amended and restated; and to ratify the appointment of the independent registered public accounting firm for fiscal year 2019. The Board of Directors recommends that you vote in favor of each director nominee, Say on Pay, the adoption of the ESPP, as amended and restated, and the ratification of the appointment of the independent registered public accounting firm for fiscal year 2019. Management will not provide a business update during this meeting; please refer to our latest quarterly earnings report for our current outlook.

Please refer to the proxy statement for detailed information about the annual meeting and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote by the internet, telephone, or mail even if you plan to attend the meeting in person.

Sincerely yours,

Lam Research Corporation

Stephen G. Newberry

Chairman of the Board

Notice of 2018 Annual Meeting of Stockholders

4650 Cushing Parkway

Fremont, California 94538

Telephone: 510-572-0200

Date and Time	Tuesday, November 6, 2018
9:30 a.m. Pacific Standard Time

Place	Lam Research Corporation
Building CA1 Auditorium
4650 Cushing Parkway
Fremont, California 94538

Items of Business

1.	Election of nine directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified
2.	Advisory vote to approve our named executive officer compensation, or “Say on Pay”
3.	Approval of the adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended and restated
4.	Ratification of the appointment of the independent registered public accounting firm for fiscal year 2019
5.	Transact such other business that may properly come before the annual meeting (including any adjournment or postponement thereof)

Record Date

Only stockholders of record at the close of business on September 7, 2018, the “Record Date,” are entitled to notice of and to vote at the annual meeting.

Voting

Please vote as soon as possible, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: by the internet, telephone, or mail. The proxy statement and the accompanying proxy card provide detailed voting instructions.

Internet Availability of Proxy Materials

Our Notice of 2018 Annual Meeting of Stockholders, Proxy Statement, and Annual Report to Stockholders are available on the Lam Research website at https://investor.lamresearch.com and at www.proxyvote.com.

By Order of the Board of Directors,

Sarah A. O’Dowd

Secretary

This proxy statement is first being made available and/or mailed to our stockholders on or about September 26, 2018.

LAM RESEARCH CORPORATION

Proxy Statement for 2018 Annual Meeting of Stockholders

Proxy Statement Summary	1
Figure 1. Proposals and Voting Recommendations	1
Figure 2. Summary Information Regarding Director Nominees	1
Figure 3. Director Key Qualifications and Skills Highlights	2
Figure 4. Board Composition Highlights	2
Figure 5. Corporate Governance Highlights	3
Figure 6. Executive Compensation Highlights	4

Stock Ownership	5
Security Ownership of Certain Beneficial Owners and Management	5
Section 16(a) Beneficial Ownership Reporting Compliance	6

Governance Matters	7
Corporate Governance	7
Corporate Governance Policies	7
Board Nomination Policies and Procedures	7
Director Independence Policies	9
Leadership Structure of the Board	9
Other Governance Practices	9
Meeting Attendance	10
Board Committees	10
Board’s Role and Engagement	11
Stockholder Engagement	12
Stockholder Proposal	12
Corporate Social Responsibility	12
Director Compensation	13

Compensation Matters	16
Executive Compensation and Other Information	16
Compensation Discussion and Analysis	16
I. Overview of Executive Compensation	16
II. Executive Compensation Governance and Procedures	20
III. Primary Components of Named Executive Officer Compensation; Calendar Year 2017 Compensation Payouts; Calendar Year 2018 Compensation Targets and Metrics	22
IV. Tax and Accounting Considerations	29
Compensation Committee Report	30
Compensation Committee Interlocks and Insider Participation	30
Executive Compensation Tables	31
CEO Pay Ratio	40
Securities Authorized for Issuance under Equity Compensation Plans	40

Audit Matters	42
Audit Committee Report	42
Relationship with Independent Registered Public Accounting Firm	42
Annual Evaluation and Selection of Independent Registered Public Accounting Firm	42
Fees Billed by Ernst & Young LLP	43
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	44
Certain Relationships and Related Party Transactions	44

Voting Proposals	45
Proposal No. 1: Election of Directors	45
2018 Nominees for Director	46
Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation, or “Say on Pay”	53
Proposal No. 3: Approval of the Adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan, as Amended and Restated	54
Proposal No. 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2019	58
Other Voting Matters	58

Voting and Meeting Information	59
Information Concerning Solicitation and Voting	59
Other Meeting Information	60

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at the annual meeting, we call your attention to the following summarized information about the proposals and voting recommendations, the Company’s director nominees, highlights of the director’s key qualifications and skills, board composition, the Company’s corporate governance, and executive compensation. For more complete information about these topics, please review the complete proxy statement.

We use the terms “Lam Research,” “Lam,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to Lam Research Corporation, a Delaware corporation. We also use the term “Board” to refer to the Company’s Board of Directors.

Figure 1. Proposals and Voting Recommendations

Voting Matters	Board Vote Recommendation
Proposal No. 1: Election of Directors	FOR each nominee
Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation, or “Say on Pay”	FOR
Proposal No. 3: Approval of the Adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan, as Amended and Restated	FOR
Proposal No. 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2019	FOR

Figure 2. Summary Information Regarding Director Nominees

You are being asked to vote on the election of these nine directors. The following table provides summary information about each director nominee as of September 2018, and their biographical information is contained in the “Voting Proposals – Proposal No. 1: Election of Directors – 2018 Nominees for Director” section below.

	Director			Committee Membership			Other Current Public Boards
Name	Age	Since	Independent(1)	AC	CC	NGC
Martin B. Anstice	51	2012	No	*
Eric K. Brandt	56	2010	Yes	C/FE			Altaba (formerly Yahoo!), Dentsply Sirona, Macerich
Michael R. Cannon	65	2011	Yes	M/FE		M	Dialog Semiconductor, Seagate Technology
Youssef A. El-Mansy	73	2012	Yes		M
Christine A. Heckart	52	2011	Yes	M
Catherine P. Lego	61	2006	Yes	*	C	M	Cypress Semiconductor, IPG Photonics
Stephen G. Newberry	64	2005	Yes	*			Splunk
Abhijit Y. Talwalkar	54	2011	Yes (Lead Independent Director)	*	M	C	Advanced Micro Devices, iRhythm Technologies, TE Connectivity
Lih Shyng (Rick L.) Tsai	67	2016	Yes				MediaTek, USI Corporation

(1) Independence determined based on Nasdaq rules.	C – Chairperson
AC – Audit committee	M – Member
CC – Compensation committee	FE – Audit committee financial expert (as determined based on SEC rules)
NGC – Nominating and governance committee	* – Qualifies as an audit committee financial expert (as determined based on SEC rules)

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	1

Figure 3. Director Key Qualifications and Skills Highlights

The table below summarizes the key qualifications, skills and attributes most relevant to the decision to nominate candidates to serve on our Board. Not having a mark does not mean the director does not possess that qualification or skill. Director biographies contained in the “Voting Proposals – Proposal No. 1: Election of Directors – 2018 Nominees for Director” section below describe each director’s background and relevant experience in more detail.

Key Skills & Experiences of Directors
Industry Knowledge - Knowledge of and experience with our industry and markets, including an understanding of our customers’ markets and needs	x	x	x	x	x	x	x	x	x
Technology Knowledge - Deep knowledge and understanding of semiconductor and semiconductor wafer front end technologies	x	x	x		x			x	x
Marketing Experience - Extensive knowledge and experience in business-to-business marketing and sales, and/or business development, preferably in a capital equipment industry	x	x		x		x		x	x
Business and Operations Leadership Experience - Experience as a current or former CEO, president and/or COO	x	x	x	x		x		x	x
Finance Experience - Profit and loss (“P&L”) and financing experience as an executive responsible for financial results of a breadth and level of complexity comparable to the Company	x	x	x	x			x	x	x
International Business Experience - Experience as a current or former business executive resident outside the United States and responsible for at least one business unit outside the United States	x	x		x					x
Mergers and Acquisitions Experience (“M&A”) - M&A and integration experience (including buy- and sell-side and hostile M&A experience) as a public company director or officer	x	x	x	x	x	x	x	x	x
Board/Governance Experience - Experience with corporate governance requirements and practices	x	x	x	x	x	x	x	x	x
Public Relations/Investor Relations/Public Policy Experience	x	x	x	x		x		x
Cybersecurity Expertise - Understanding of and/or experience overseeing corporate cybersecurity programs, and having a history of participation in relevant cyber education			x					x

Figure 4. Board Composition Highlights

The Board is committed to diversity and the pursuit of board refreshment and balanced tenure. The following table shows the tenure, age and gender diversity of the current board.

tenure age gender diversity

Figure 5. Corporate Governance Highlights

Board and Other Governance Information	As of September 2018
Size of Board as Nominated	9
Number of Independent Nominated Directors	8
Number of Nominated Directors Who Attended ≥75% of Meetings	9
Number of Nominated Directors on More Than Four Public Company Boards	0
Number of Nominated Non-Employee Directors Who Are Sitting Executives on More Than Three Public Company Boards	0
Directors Subject to Stock Ownership Guidelines	Yes
Annual Election of Directors	Yes
Voting Standard	Majority
Plurality Voting Carveout for Contested Elections	Yes
Separate Chairman and Chief Executive Officer (“CEO”)	Yes
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Board (Including Individual Director) and Committee Self-Evaluations	Yes
Annual Independent Director Evaluation of CEO	Yes
Risk Oversight by Full Board and Committees	Yes
Commitment to Board Refreshment and Diversity	Yes
Robust Director Nomination Process	Yes
Significant Board Engagement	Yes
Board Orientation/Education Program	Yes
Code of Ethics Applicable to Directors	Yes
Stockholder Proxy Access	Yes
Stockholder Ability to Act by Written Consent	Yes
Stockholder Engagement Program	Yes
Poison Pill	No
Publication of Corporate Social Responsibility Report on Our Website	Yes

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	3

Figure 6. Executive Compensation Highlights

What We Do

Pay for Performance (Pages 16-19, 22-28) – Our executive compensation program is designed to pay for performance with 100% of the annual incentive program tied to company financial, strategic, and operational performance metrics; 50% of the long-term incentive program tied to relative total shareholder return, or “TSR,” performance; and 50% of the long-term incentive program awarded in stock options and service-based restricted stock units, or “RSUs.”

Three-Year Performance Period for Our 2018 Long-Term Incentive Program (Pages 25-28) – Our current long-term incentive program is designed to pay for performance over a period of three years.
Absolute and Relative Performance Metrics (Pages 22-28) – Our annual and long-term incentive programs for executive officers include the use of absolute and relative performance factors.
Balance of Annual and Long-Term Incentives – Our incentive programs provide a balance of annual and long-term incentives.
Different Performance Metrics for Annual and Long-Term Incentive Programs (Pages 22-28) – Our annual and long-term incentive programs use different performance metrics.
Capped Amounts (Pages 22-28) – Amounts that can be earned under the annual and long-term incentive programs are capped.

Compensation Recovery/Clawback Policy (Pages 19-20) – We have a policy pursuant to which we can recover the excess amount of cash incentive-based compensation granted and paid to our officers who are covered by section 16 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Prohibit Option Repricing – Our stock incentive plans prohibit option repricing without stockholder approval.
Hedging and Pledging Policy (Page 7) – We have a policy applicable to our executive officers and directors that prohibits pledging and hedging.

Stock Ownership Guidelines (Page 19) – We have stock ownership guidelines for each of our executive officers and certain other senior executives; each of our named executive officers as set forth in Figure 16 has met his or her individual ownership level under the current program or has a period of time remaining under the guidelines to do so.

Independent Compensation Advisor (Page 20) – The compensation committee benefits from its utilization of an independent compensation advisor retained directly by the committee that provides no other services to the Company.

Stockholder Engagement – We engage with stockholders on an annual basis and stockholder advisory firms on an as needed basis to obtain feedback concerning our compensation program.
What We Don’t Do

Tax “Gross-Ups” for Perquisites, for Other Benefits or upon a Change in Control (Pages 29, 31-32, 35-37) – Our executive officers do not receive tax “gross-ups” for perquisites, for other benefits, or upon a change in control.(1)

Single-Trigger Change in Control Provisions (Pages 28, 35-37) – None of our executive officers has single-trigger change in control agreements.

(1)	Our executive officers may receive tax gross-ups in connection with relocation benefits that are widely available to all of our employees.

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the beneficial ownership of shares of Lam common stock by: (1) each person or entity who we believe, based on our review of filings made with the United States Securities and Exchange Commission, or the “SEC,” beneficially owned as of September 7, 2018, more than 5% of Lam’s common stock on the date set forth below; (2) each current director of the Company; (3) each NEO identified below in the “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis” section; and (4) all current directors and current executive officers as a group. With the exception of 5% owners, and unless otherwise noted, the information below reflects holdings as of September 7, 2018, which is the Record Date for the 2018 Annual Meeting of Stockholders and the most recent practicable date for determining ownership. For 5% owners, holdings are as of the dates of their most recent ownership reports filed with the SEC, which are the most practicable dates for determining their holdings. The percentage of the class owned is calculated using 152,286,842 as the number of shares of Lam common stock outstanding on September 7, 2018.

Figure 7. Beneficial Ownership Table

Name of Person or Identity of Group	Shares Beneficially Owned (#)(1)		Percentage of Class
5% Stockholders
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	14,164,985	(2)	9.3%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,318,362	(3)	7.4%

Directors
Martin B. Anstice (also a Named Executive Officer)	133,648		*
Eric K. Brandt	27,440		*
Michael R. Cannon	14,740		*
Youssef A. El-Mansy	20,826		*
Christine A. Heckart	16,240		*
Catherine P. Lego	49,248		*
Stephen G. Newberry	8,497		*
Abhijit Y. Talwalkar	24,340		*
Lih Shyng (Rick L.) Tsai	3,520		*
Named Executive Officers (“NEOs”)
Timothy M. Archer	74,198		*
Douglas R. Bettinger	85,563		*
Richard A. Gottscho	42,897		*
Scott G. Meikle	3,873		*
All current directors and executive officers as a group (18 people)	675,160		*

*	Less than 1%.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	5

(1)

Includes shares subject to outstanding stock options that are now exercisable or will become exercisable within 60 days after September 7, 2018, as well as RSUs, that will vest within that time period, as follows:

Shares
Martin B. Anstice	52,611
Eric K. Brandt	960
Michael R. Cannon	960
Youssef A. El-Mansy	960
Christine A. Heckart	960
Catherine P. Lego	960
Stephen G. Newberry	960
Abhijit Y. Talwalkar	960
Lih Shyng (Rick L.) Tsai	960
Timothy M. Archer	29,780
Douglas R. Bettinger	45,282
Richard A. Gottscho	—
Scott G. Meikle	—
All current directors and executive officers as a group (18 people)	184,890

The terms of any outstanding stock options that are now exercisable are reflected in “Figure 33. FYE2018 Outstanding Equity Awards,” except as described in the following sentence. Ms. O’Dowd and Mr. Jennings have options covering 47,984 and 1,553 shares, respectively, which are unexercised and exercisable within 60 days of September 7, 2018. The grants for Ms. O’Dowd and Mr. Jennings have terms consistent with the terms reflected in “Figure 33. FYE2018 Outstanding Equity Awards,” except for the grant to Ms. O’Dowd on February 8, 2013 of 22,140 shares, which fully vested on February 8, 2015 and will expire on February 8, 2020.

As discussed in “Governance Matters – Director Compensation” below, the non-employee directors receive an annual equity grant as part of their compensation. These grants generally vest on October 31, 2018, subject to continued service on the board as of that date, with immediate delivery of the shares upon vesting. For 2018, Drs. El-Mansy and Tsai; Messrs. Brandt, Cannon, Newberry and Talwalkar; and Mses. Heckart and Lego each received grants of 960 RSUs. These RSUs are included in the tables above.

(2)

All information regarding The Vanguard Group, Inc., or “Vanguard,” is based solely on information disclosed in amendment number six to Schedule 13G filed by Vanguard with the SEC on February 9, 2018. According to the Schedule 13G filing, of the 14,164,985 shares of Lam common stock reported as beneficially owned by Vanguard as of December 31, 2017, Vanguard had sole voting power with respect to 233,688 shares, had shared voting power with respect to 33,378 shares, had sole dispositive power with respect to 13,905,425 shares, and shared dispositive power with respect to 259,560 shares of Lam common stock reported as beneficially owned by Vanguard as of that date. The 14,164,985 shares of Lam common stock reported as beneficially owned by Vanguard include 180,906 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, as a result of it serving as investment manager of collective trust accounts, and 130,240 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly–owned subsidiary of Vanguard, as a result of it serving as investment manager of Australian investment offerings.

(3)

All information regarding BlackRock Inc., or “BlackRock,” is based solely on information disclosed in amendment number ten to Schedule 13G filed by BlackRock with the SEC on February 8, 2018 on behalf of BlackRock and its subsidiaries: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock Capital Management, Inc.; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd. According to the Schedule 13G filing, of the 11,318,362 shares of Lam common stock reported as beneficially owned by BlackRock as of December 31, 2017, BlackRock had sole voting power with respect to 9,933,451 shares, did not have shared voting power with respect to any shares, had sole dispositive power with respect to 11,318,362 shares, and did not have shared dispositive power with respect to any shares of Lam common stock reported as beneficially owned by BlackRock as of that date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and people who own more than 10% of a registered class of our equity securities to file an initial report of ownership (on a Form 3) and reports on subsequent changes in ownership (on Forms 4 or 5) with the SEC by specified due dates. Our executive officers, directors, and greater-than-10% stockholders are also required by SEC rules to furnish us with copies of all section 16(a) forms they file. We are required to disclose in this proxy statement any failure to file any of these reports on a timely basis. Based solely on our review of the copies of the forms that we received from the filers, and on written representations from certain reporting persons, we believe that all of these requirements were satisfied during fiscal year 2018.

Governance Matters

Corporate Governance

Our Board and members of management are committed to responsible corporate governance to manage the Company for the long-term benefit of its stockholders. To that end, the Board and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. As part of that process, the Board and management consider the requirements of federal and state law, including rules and regulations of the SEC; the listing standards for the Nasdaq Global Select Market, or “Nasdaq;” published guidelines and recommendations of proxy advisory firms; published guidelines of some of our top stockholders; published guidelines of other selected public companies; and any feedback we receive from our stockholders. A list of key corporate governance practices is provided in the “Proxy Statement Summary” above.

Corporate Governance Policies

We have instituted a variety of policies and procedures to foster and maintain responsible corporate governance, including the following:

Board committee charters. Each of the Board’s audit, compensation, and nominating and governance committees has a written charter adopted by the Board that establishes practices and procedures for the committee in accordance with applicable corporate governance rules and regulations. Each committee reviews its charter annually and recommends changes to the Board, as appropriate. Each committee charter is available on the Investors section of our website at https://investor.lamresearch.com/corporate-governance. The content on any website referred to in this proxy statement is not a part of or incorporated by reference in this proxy statement unless expressly noted. See “Board Committees” below for additional information regarding these committees.

Corporate governance guidelines. We adhere to written corporate governance guidelines, adopted by the Board and reviewed annually by the nominating and governance committee and the Board. Selected provisions of the guidelines are discussed below, including in the “Board Nomination Policies and Procedures,” “Director Independence Policies,” and “Other Governance Practices” sections below. The corporate governance guidelines are available on the Investors section of our website at https://investor.lamresearch.com/corporate-governance.

Corporate code of ethics. We maintain a code of ethics that applies to all employees, officers, and members of the Board.

The code of ethics establishes standards reasonably necessary to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely, and understandable disclosure in the periodic reports we file with the SEC and in other public communications. We will promptly disclose to the public any amendments to, or waivers from, any provision of the code of ethics to the extent required by applicable laws. We intend to make this public disclosure by posting the relevant material on our website, to the extent permitted by applicable laws. A copy of the code of ethics is available on the Investors section of our website at https://investor.lamresearch.com/corporate-governance.

Global standards of business conduct policy. We maintain written standards of appropriate conduct in a variety of business situations that apply to our worldwide workforce. Among other things, these global standards of business conduct address relationships with one another, relationships with Lam (including conflicts of interest, safeguarding of Company assets, and protection of confidential information), and relationships with other companies and stakeholders (including anti-corruption).

Insider trading policy. Our insider trading policy restricts the trading of Company stock by our directors, officers, and employees, and includes provisions addressing insider blackout periods and prohibiting hedges and pledges of Company stock.

Board Nomination Policies and Procedures

Board membership criteria. Under our corporate governance guidelines, the nominating and governance committee is responsible for recommending nominees to the independent directors, and the independent directors nominate the slate of directors for approval by our stockholders. In making its recommendations, whether for new or incumbent directors, the committee assesses the appropriate balance of experience, skills, and characteristics required for the Board at the time.

Factors to be considered by the nominating and governance committee may include but are not limited to: experience; business acumen; wisdom; integrity; judgment; the ability to make independent analytical inquiries; the ability to understand the Company’s business environment; the candidate’s willingness and ability to devote adequate time to board duties; specific skills, background, or experience

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	7

considered necessary or desirable for board or committee service; specific experiences with other businesses or organizations that may be relevant to the Company or its industry; diversity with respect to any attribute(s) the Board considers appropriate, including geographic, gender, age, and ethnic diversity; and the interplay of a candidate’s experiences and skills with those of other Board members.

The specific skills, background, and experiences that are evaluated in connection with board service include:

•	Industry knowledge: knowledge of and experience with our industry and markets, including an understanding of our customers’ markets and needs;
•	Technology knowledge: deep knowledge and understanding of semiconductor and semiconductor wafer front end technologies;
•	Marketing experience: extensive knowledge and experience in business-to-business marketing and sales, and/or business development, preferably in a capital equipment industry;
•	Business and operations leadership experience: experience as a current or former CEO, president, and/or COO;
•	Finance experience: profit and loss and financing experience as an executive responsible for financial results of a breadth and level of complexity comparable to the Company;
•	International business experience: experience as a current or former business executive resident outside the United States and responsible for at least one business unit outside the United States;
•	Mergers and acquisitions experience (“M&A”): M&A and integration experience (including buy- and sell-side and hostile M&A experience) as a public company director or officer;
•	Board/governance experience: experience with corporate governance requirements and practices;
•	Public relations/investor relations/public policy experience; and
•	Cybersecurity expertise: understanding of and/or experience in overseeing corporate cybersecurity programs; and having a history of participation in relevant cyber education.

Each nominee’s key qualifications, skills, and attributes most relevant to the nomination of the candidate to serve on the Board are reflected in their biographies under “Voting Proposals – Proposal No. 1: Election of Directors – 2018 Nominees for Director” below. For a summary of the key qualifications, skills, and attributes of the Board see “Proxy Statement Summary – Figure 3. Director Key Qualifications and Skills Highlights.” The Board and the nominating and governance committee regard board refreshment as important, and strive to maintain an appropriate balance of tenure, turnover, diversity, and skills on the Board. See “Proxy Statement Summary–Figure 4. Board Composition Highlights” for additional information. In line with the Board’s pursuit of board refreshment and balanced tenure, including consideration of any resignations, the Board has appointed seven new directors in the last six years.

For many years, the composition of the Board has reflected the Board’s commitment to diversity. For example, every year since 2016 the Board has had at least two female directors, and over the last 10 years has expanded the experiences, areas of substantive expertise and geographic diversity of the directors, as illustrated by the information provided in their biographies under “Voting Proposals – Proposal No. 1: Election of Directors – 2018 Nominees for Director” below.

Regarding tenure, the Board believes that new perspectives and ideas are important to a forward-looking and strategic board as is the ability to benefit from the valuable experience and familiarity of longer serving directors who can bring to bear their learnings from experience with the Company and in the industry and business environment in which the Company operates.

To be nominated, a new or incumbent candidate must provide an irrevocable conditional resignation that will be effective upon (1) the director’s failure to receive the required majority vote at an annual meeting at which the nominee faces re-election and (2) the Board’s acceptance of such resignation. In addition, no director, after having attained the age of 75 years, may be nominated for re-election or reappointment to the Board.

Nomination procedure. The nominating and governance committee identifies, screens, evaluates, and recommends qualified candidates for appointment or election to the Board. The committee considers recommendations from a variety of sources, including search firms, Board members, executive officers, and stockholders. Nominations for election by the stockholders are made by the independent members of the Board. See “Voting Proposals – Proposal No. 1: Election of Directors – 2018 Nominees for Director” below for additional information regarding the 2018 candidates for election to the Board.

Certain provisions of our bylaws apply to the nomination or recommendation of candidates by a stockholder. For example, in February 2017, the Board amended and restated our bylaws to provide that under certain circumstances, a stockholder, or group of up to 20 stockholders, who have maintained continuous ownership of at least three percent (3%) of our common stock for at least three years may nominate and include a specified number of director nominees in our annual meeting proxy statement that cannot exceed the greater of two or 20% of the aggregate number of directors then serving on the Board (rounded down). Information regarding the nomination procedure is provided in the “Voting and Meeting Information – Other Meeting Information – Stockholder-Initiated Proposals and Nominations for 2019 Annual Meeting” section below.

Director Independence Policies

Board independence requirements. Our corporate governance guidelines require that a majority of the Board members be independent. No director will qualify as “independent” unless the Board affirmatively determines that the director qualifies as independent under the Nasdaq rules and has no relationship that would interfere with the exercise of independent judgment as a director. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors (and any such director’s independence must be reassessed by the full Board following such approval).

Board member independence. The Board has determined that all current directors, other than Mr. Anstice, are independent in accordance with Nasdaq criteria for director independence.

Board committee independence. All members of the Board’s audit, compensation, and nominating and governance committees must be non-employee or outside directors and independent in accordance with applicable Nasdaq criteria as well as, in the case of the compensation committee, applicable rules under section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” and Rule 16b-3 of the Exchange Act. See “Board Committees” below for additional information regarding these committees.

Lead independent director. Our corporate governance guidelines authorize the Board to designate a lead independent director from among the independent members. Mr. Talwalkar was appointed the lead independent director, effective August 27, 2015. See “Leadership Structure of the Board” below for information regarding the responsibilities of the lead independent director.

Executive sessions of independent directors. The Board and its audit, compensation, and nominating and governance committees hold meetings of the independent directors and committee members, without management present, as part of each regularly scheduled meeting and at any other time at the discretion of the Board or committee, as applicable.

Board access to independent advisors. The Board as a whole, and each standing Board committee separately, has the complete authority to retain, at the Company’s expense, and terminate, in their discretion, any independent consultants, counselors, or advisors as they deem necessary or appropriate to fulfill their responsibilities.

Board education program. Our corporate governance guidelines provide that directors are expected to participate in educational events sufficient to maintain their understanding of their duties as directors and to enhance their ability to fulfill their responsibilities. In addition to any external educational opportunities that the directors find useful, the Company and the board leadership are expected to facilitate such participation by arranging for appropriate educational presentations from time to time.

Leadership Structure of the Board

The leadership structure of the Board consists of a chairman and a lead independent director. The Board has determined our chairman, Mr. Newberry, who served as chief executive officer of the Company from June 2005 to January 2012, to be independent. The Board recognizes the value of having an independent chairman and a lead independent director managing the responsibilities of board leadership. Lam and its stockholders benefit from having Mr. Newberry as its chairman, as he brings to bear his experience as CEO as well as his other qualifications in carrying out his responsibilities as chairman, which include (1) preparing the agenda for the Board meetings with input from the CEO, the Board, and the committee chairs; (2) upon invitation, attending meetings of any of the Board committees on which he is not a member; (3) conveying to the CEO, together with the chair of the compensation committee, the results of the CEO’s performance evaluation; (4) reviewing proposals submitted by stockholders for action at meetings of stockholders and, depending on the subject matter, determining the appropriate body, among the Board or any of the Board committees, to evaluate each proposal and making recommendations to the Board regarding action to be taken in response to such proposal; (5) performing such other duties as the Board may reasonably request from time to time; and (6) as requested by the Board, providing reports to the Board on the chairman’s activities. The Company and its stockholders also benefit from having Mr. Talwalkar as its lead independent director, as he brings to bear his experience as a former CEO of a semiconductor company and a board chairman of another public company as well as his other qualifications in carrying out his responsibilities as lead independent director, which include: (1) coordinating the activities of the independent directors; (2) consulting with the chairman regarding matters such as (a) schedules of and agendas for Board meetings, (b) the quality, quantity, and timeliness of the flow of information from management, and (c) the retention of consultants who report directly to the Board; (3) developing the agenda for and moderating executive sessions of the Board’s independent directors; and (4) moderating executive sessions of the full Board when the chairman is unable to be present.

Other Governance Practices

In addition to the principal policies and procedures described above, we have established a variety of other practices to enhance our corporate governance, including the following:

Board and committee assessments. Every year, the Board conducts a self-evaluation of the Board, its committees, and the individual directors, overseen by the nominating and

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	9

governance committee and generally led by the lead independent director and the chairman of the Board. From time to time, the evaluation is facilitated by an independent third-party consultant. The evaluation solicits the opinions of the directors regarding the effectiveness of the Board, committees, and individual directors in fulfilling its/their obligations. Feedback on Board and committee effectiveness is provided to the full Board for discussion, and feedback regarding individual director performance is provided to each individual director. The Board and committees identify and hold themselves accountable for any action items stemming from the assessment. The results of the evaluations are also considered as part of the director nomination process.

Director resignation or notification of change in executive officer status. Under our corporate governance guidelines, any director who is also an executive officer of the Company must offer to submit his or her resignation as a director to the Board if the director ceases to be an executive officer of the Company. The Board may accept or decline the offer, in its discretion. The corporate governance guidelines also require a non-employee director to notify the nominating and governance committee if the director changes or retires from his or her executive position at another company. The nominating and governance committee reviews the appropriateness of the director’s continuing Board membership under the circumstances, and the director is expected to act in accordance with the nominating and governance committee’s recommendations.

Limitations on other board and committee memberships. Board members may not serve on more than four public company boards (including service on the Company’s Board). Non-employee directors who are sitting executives may not serve on more than three public company boards (including the Company’s Board). The nominating and governance committee will review the appropriateness of continued Board membership if a non-employee director who is a sitting executive serves on more than two such boards, and the director is expected to follow the recommendation of the nominating and governance committee. In addition, non-employee directors may not serve on more than three audit committees of public company boards (including the Company’s audit committee).

Director and executive stock ownership. Under the corporate governance guidelines, each director is expected to own at least the lesser of five times the value of the annual cash retainer (not including any committee chair or other supplemental retainers for directors) or 3,000 shares of Lam common stock, by the fifth anniversary of his or her initial election to the Board. Guidelines for stock ownership by designated members of the executive management team are described below under “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis.” All of our directors and designated members of our executive management team were in compliance with the Company’s applicable stock ownership guidelines at the end of fiscal year 2018 or have a period of time remaining under the program to do so.

Communications with board members. Any stockholder who wishes to communicate directly with the Board, with any Board committee, or with any individual director regarding the Company may write to the Board, the committee, or the director c/o Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538. The Secretary will forward all such communications to the appropriate director(s).

Any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the Board’s audit committee by sending written correspondence by mail (to Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, California 94537-5010) or by telephone (855-208-8578) or internet (through the Company’s third-party provider website at www.lamhelpline.ethicspoint.com). The audit committee has established procedures to ensure that employee complaints or concerns regarding audit or accounting matters will be received and treated anonymously (if the complaint or concern is submitted anonymously and permitted under applicable law).

Meeting Attendance

Our Board held a total of five meetings during fiscal year 2018. The number of committee meetings held is shown in Figure 8. All of the directors attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which they served during their tenure in fiscal year 2018, with the exception of Young Bum (YB) Koh, Ph.D. due to medical reasons.

We expect our directors to attend the annual meeting of stockholders each year unless unusual circumstances make attendance impractical. All but one of the individuals who were directors as of the 2017 annual meeting of stockholders attended that meeting.

Board Committees

The Board has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. The purpose, membership, and charter of each are described below.

Figure 8. Committee Membership

Current Committee Memberships
Name	Audit	Compensation	Nominating and Governance
Eric K. Brandt	Chair
Michael R. Cannon	x		x
Youssef A. El-Mansy		x
Christine A. Heckart	x
Catherine P. Lego		Chair	x
Abhijit Y. Talwalkar		x	Chair
Total Number of Meetings Held in FY2018	8	5	4

Audit committee. The purpose of the audit committee is to oversee the Company’s accounting and financial reporting processes and the audits of our financial statements, including the system of internal controls. As part of its responsibilities, the audit committee reviews and oversees potential conflict of interest situations, transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC, and any other transaction involving an executive or Board member. A copy of the audit committee charter is available on the Investors section of our website at https://investor.lamresearch.com/corporate-governance.

The Board concluded that all audit committee members are non-employee directors who are independent in accordance with the Nasdaq listing standards and SEC rules for audit committee member independence and that each audit committee member is able to read and understand fundamental financial statements as required by the Nasdaq listing standards. The Board also determined that Messrs. Brandt and Cannon (both members of the committee) are each, and Messrs. Anstice, Newberry, and Talwalkar and Ms. Lego (members of the Board) each qualify as, an “audit committee financial expert” as defined in the SEC rules.

Compensation committee. The purpose of the compensation committee is to discharge certain responsibilities of the Board relating to executive compensation; to oversee incentive, equity-based plans, and other compensatory plans in which the Company’s executive officers and/or directors participate; and to produce an annual report on executive compensation for inclusion as required in the Company’s annual proxy statement. The compensation committee is authorized to perform the responsibilities of the committee referenced above and described in its charter. A copy of the compensation committee charter is available on the Investors section of our website at https://investor.lamresearch.com/corporate- governance.

The Board concluded that all members of the compensation committee are non-employee directors who are independent in accordance with Rule 16b-3 of the Exchange Act and the Nasdaq criteria for director and compensation committee member independence and who are outside directors for purposes of section 162(m) of the Code.

Nominating and governance committee. The purpose of the nominating and governance committee is to identify individuals qualified to serve as members of the Board of the Company, to recommend nominees for election as directors of the Company, to oversee self-evaluations of the Board’s performance, to develop and recommend corporate governance guidelines to the Board, and to provide oversight with respect to corporate governance. A copy of the nominating and governance committee charter is available on the Investors section of our website at https://investor.lamresearch.com/corporate-governance.

The Board concluded that all nominating and governance committee members are non-employee directors who are independent in accordance with the Nasdaq criteria for director independence.

The nominating and governance committee will consider for nomination persons properly nominated by stockholders in accordance with the Company’s bylaws and other procedures described below under “Voting and Meeting Information – Other Meeting Information – Stockholder-Initiated Proposals and Nominations for the 2019 Annual Meeting.” Subject to then-applicable law, stockholder nominations for director will be evaluated by the Company’s nominating and governance committee in accordance with the same criteria as is applied to candidates identified by the nominating and governance committee or other sources.

Board’s Role and Engagement

General. The Board directs and oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the stockholders.

The Board and its committees have the primary responsibilities for:

•	discussing, reviewing, monitoring and approving the Company’s business strategies, capital allocation plans/priorities, annual operating plan, and major corporate actions as set forth below;
°	A strategic plan is presented to the Board for discussion on an annual basis, and updates are presented at each quarterly Board meeting.
°	An operating plan is presented to the Board for discussion on an annual basis, and updates are presented at each quarterly Board meeting.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	11

°	Capital allocation plans and priorities are discussed on a quarterly basis.
°	Major corporate actions are presented and discussed as part of strategic plan updates and as special agenda topics, as appropriate.
•	appointing, evaluating the performance of, and approving the compensation of the CEO;
•	reviewing with the CEO the performance of the Company’s executive officers and approving their compensation;
•	reviewing and approving CEO and top leadership succession planning;
•	advising and mentoring the Company’s senior management;
•	overseeing the Company’s internal controls over financial reporting and disclosure controls and procedures;
•	overseeing the Company’s ethics and compliance programs, including the Company’s code of ethics; and
•	overseeing the Company’s enterprise risk management processes and programs, described in further detail below.

Risk Oversight. The Board is actively engaged in risk oversight. Management regularly reports to the Board on its risk assessments and risk mitigation strategies for the major risks of our business. Generally, the Board exercises its oversight responsibility directly; however, in specific cases, such responsibility has been delegated to committees of the Board. Committees that have been charged with risk oversight regularly report to the Board on those risk matters within their areas of responsibility. Risk oversight responsibility has been delegated to committees of the Board as set forth below.

•	Our audit committee oversees risks related to the Company’s accounting and financial reporting, internal controls, annual financial statement audits, independent registered public accounting firm, internal audit function, and related party transactions. The audit committee also oversees the review and monitoring of information security policies, with the responsibility of recommending such Board action as it deems appropriate.
•	Our compensation committee oversees risks related to the Company’s equity, and executive compensation programs and plans.
•	Our nominating and governance committee oversees risks related to director independence, Board and Board committee composition, and CEO succession planning.

Stockholder Engagement

We believe that engagement with our stockholders is an important part of effective corporate governance. Our senior management, including our CEO, CFO and members of our Investor Relations team, maintain regular contact with a broad base of investors through quarterly earnings calls, meetings, analyst day events, industry conferences and other investor and industry events. In addition, we regularly engage with major stockholders on governance matters, including compensation and environmental and social governance. The outreach is generally conducted outside of our proxy solicitation period and, depending on the topics, includes members of our Investor Relations, Human Resources, Environmental Health & Safety and Legal functions. During the proxy solicitation period, we may also engage with our stockholders about topics to be addressed at our annual meeting of stockholders. We share all opinions and information received from our stockholders with our board of directors. Over the last few years, we have heard from stockholders about their views on subjects such as proxy access, returning capital to stockholders, director tenure, board refreshment, director skills and experiences, board and workforce diversity, and environmental and social governance matters. Understanding the feedback shared with us, we have adopted proxy access and have enhanced our proxy statement and Corporate Social Responsibility (CSR) Report disclosures.

Stockholder Proposal

At our 2017 annual meeting of stockholders, an advisory stockholder proposal regarding annual disclosure of EEO-1 data received support of approximately 40% of shares voted. As part of our stockholder engagement, some of our investors also told us they would appreciate more disclosure about inclusion and diversity. We will include in our next CSR report enhanced disclosure about our inclusion and diversity programs and demographic information about the ethnic and gender diversity of our workforce. In addition, we will update our leadership disclosure on our website to include our Office of the Chief Executive Officer (OCEO) staff rather than only our executive officers.

Corporate Social Responsibility

Our core values underpin our commitments to sustainable growth and making a positive contribution to people and the planet. We are committed to responsible business practices and continuous improvement in our own operations, in our partnerships with our customers, and across our supply chain.

Workplace. Guided by our Core Value of mutual trust and respect, we strive to provide a work environment that fosters inclusion and diversity, ensures every voice can be heard, and enables employees to achieve their full potential. We aim to maintain a collaborative, supportive, and opportunity-rich culture that enhances innovation and employee engagement.

Community. We believe that positively involving our employees and giving back to our community is central to our culture and aligned with our Core Values. Our charitable giving includes employee volunteer hours, the Lam Research Foundation grant program, and employee giving.

As a successful equipment supplier in the technology industry, we encourage students to pursue science, technology,

engineering, or math (STEM) careers, engage in activities that give young people visibility into careers in the semiconductor industry, and support those students who demonstrate excellence in the STEM fields.

Operations: Environment and Safety. Lam Research carefully monitors and manages its environmental impact across the business – from procurement to manufacturing, during R&D and product design, and throughout a product’s lifecycle.

We aim to protect the health and safety of our personnel throughout our entire operation, including our offices, manufacturing sites, R&D centers, and our field team working at customer sites.

Responsible and Accountable Global Supply Chain. All direct suppliers are expected to comply with our Global Supplier

Code of Conduct, which covers ethics, integrity, transparency, anti-corruption, and responsible business practices. Additionally, all direct material suppliers must comply with our conflict minerals and human trafficking policies.

Lam Research is a proponent of industry standards and has adopted the standard guidelines published by the Institute for Supply Management (ISM), “Principles And Standards Of Ethical Supply Management Conduct With Guidelines.” Lam Research has also adopted the Responsible Business Alliance (RBA) Code of Conduct.

For more information about our corporate social responsibility efforts, please refer to our report available on the Company’s website.

Director Compensation

Our director compensation is designed to attract and retain high-caliber directors and to align director interests with those of stockholders. Director compensation is reviewed and determined annually by the Board (in the case of Mr. Anstice, by the independent members of the Board, and Mr. Newberry, by all other independent members of the Board) upon recommendation from the compensation committee. Non-employee director compensation (including the compensation of Mr. Newberry, who is currently our non-employee chairman) is described below. Mr. Anstice, whose compensation as CEO is described below under “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis,” does not receive additional compensation for his service on the Board.

Non-employee director compensation. Non-employee directors receive annual cash retainers and equity awards. The chairman of the Board, the lead independent director, and committee chairs and members receive additional cash retainers. Non-employee directors who join the Board or a committee mid-year receive pro-rated cash retainers and equity awards, as applicable. Our non-employee director compensation program is based on service during the calendar year; however, SEC rules require us to report compensation in this proxy statement on a fiscal-year basis. Cash compensation paid to non-employee directors for the fiscal year ended June 24, 2018, together with the annual cash compensation program components in effect for calendar years 2018 and 2017, is shown below.

Figure 9. Director Annual Retainers

Annual Retainers	Calendar Year 2018 ($)	Calendar Year 2017 ($)	Fiscal Year 2018 ($)
Non-employee Director	75,000	65,000	70,000
Chairman	120,000	160,000	140,000
Lead Independent Director	27,500	22,500	25,000
Audit Committee – Chair	30,000	30,000	30,000
Audit Committee – Member	12,500	12,500	12,500
Compensation Committee – Chair	20,000	20,000	20,000
Compensation Committee – Member	10,000	10,000	10,000
Nominating and Governance Committee – Chair	15,000	15,000	15,000
Nominating and Governance Committee – Member	5,500	5,000	5,250

Each non-employee director also receives an annual equity grant on the first Friday following the annual meeting with a targeted grant date value equal to $200,000 (the number of RSUs subject to the award is determined by dividing $200,000 by the closing price of a share of Company common stock as of the date of grant, rounded down to the nearest 10 shares). These grants generally vest on October 31 in the year following the grant and are subject to the terms and conditions of the Company’s 2015 Stock Incentive Plan, as amended, or the “2015 Plan,” and the applicable award agreements. These grants immediately vest in full: (1) if a non-employee director dies or becomes subject to a “disability” (as determined pursuant to the 2015 Plan), (2) upon the occurrence of a “Corporate Transaction” (as defined in the 2015 Plan), or

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	13

(3) on the date of the annual meeting if the annual meeting during the year in which the award was expected to vest occurs prior to the vest date and the non-employee director is not re-elected or retires or resigns effective immediately prior to the annual meeting. Non-employee directors who commence service after the annual award has been granted receive on the first Friday following the first regularly scheduled, quarterly Board meeting attended a pro-rated grant based on the number of regularly scheduled, quarterly Board meetings remaining in the year as of the effective date of the director’s appointment. The pro-rated grants are subject to the same vesting schedule, terms and conditions as the annual equity awards, except that if the award is granted on the first Friday following the regularly scheduled quarterly November Board meeting, the grant vests immediately.

On November 10, 2017, each director other than Mr. Anstice received a grant of 960 RSUs for service during calendar year 2018.

Unless there is an acceleration event, these RSUs granted to each current director for service during calendar year 2018 will vest in full on October 31, 2018, subject to the director’s continued service on the Board.

Chairman compensation. Mr. Newberry, in addition to his regular compensation as a non-employee director, receives an additional cash retainer of $120,000 on the same date.

Mr. Newberry was eligible to participate through 2014 in the Company’s Elective Deferred Compensation Plan that is generally applicable to executives of the Company, subject to the general terms and conditions of such plan. He continues to maintain a balance in the plan until he no longer performs service for the Company as a director but is no longer eligible to defer any compensation into the plan.

The following table shows compensation for fiscal year 2018 for persons serving as directors during fiscal 2018 other than Mr. Anstice:

Figure 10. FY2018 Director Compensation

Director Compensation for Fiscal Year 2018
	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		All Other Compen- sation ($)(2)	Total ($)
Stephen G. Newberry	195,000	(3)	197,395	(4)	28,456	420,851

Eric K. Brandt	105,000	(5)	197,395	(4)	—	302,395

Michael R. Cannon	93,000	(6)	197,395	(4)	—	290,395

Youssef A. El-Mansy	85,000	(7)	197,395	(4)	28,456	310,851

Christine A. Heckart	87,500	(8)	197,395	(4)	—	284,895

Young Bum (YB) Koh	75,000	(9)	197,395	(4),(10)	—	272,395

Catherine P. Lego	100,500	(11)	197,395	(4)	27,150	325,045

Abhijit Y. Talwalkar	127,500	(12)	197,395	(4)	—	324,895

Lih Shyng (Rick L.) Tsai	75,000	(13)	197,395	(4)	—	272,395

(1)

The amounts shown in this column represent the grant date fair value of unvested RSU awards granted during fiscal year 2018 in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation — Stock Compensation, or “ASC 718.” However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the RSUs in fiscal year 2018 are set forth in Note 4 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018.

(2)	Represents the portion of medical, dental, and vision premiums paid by the Company.

(3)	Mr. Newberry received $195,000, representing his $120,000 chairman retainer and $75,000 annual retainer as a director.

(4)

On November 10, 2017, each non-employee director who was on the board received an annual grant of 960 RSUs based on the $207.39 closing price of Lam’s common stock and the target value of $200,000, rounded down to the nearest 10 shares.

(5)	Mr. Brandt received $105,000, representing his $75,000 annual retainer and $30,000 as the chair of the audit committee.

(6)	Mr. Cannon received $93,000, representing his $75,000 annual retainer, $12,500 as a member of the audit committee, and $5,500 as a member of the nominating and governance committee.

(7)	Dr. El-Mansy received $85,000, representing his $75,000 annual retainer and $10,000 as a member of the compensation committee.

(8)	Ms. Heckart received $87,500, representing her $75,000 annual retainer and $12,500 as a member of the audit committee.

(9)	Dr. Koh received a $75,000 annual retainer.

(10)	Dr. Koh resigned from his board membership effective the close of business on May 14, 2018, which resulted in the forfeiture of the 960 RSUs received as part of the annual grant.

(11)	Ms. Lego received $100,500, representing her $75,000 annual retainer, $20,000 as the chair of the compensation committee, and $5,500 as a member of the nominating and governance committee.

(12)

Mr. Talwalkar received $127,500, representing his $75,000 annual retainer, $27,500 as lead independent director, $10,000 as a member of the compensation committee, and $15,000 as the chair of the nominating and governance committee.

(13)	Dr. Tsai received a $75,000 annual retainer.

Other benefits. Any members of the Board enrolled in the Company’s health plans on or prior to December 31, 2012, can continue to participate after retirement from the Board in the Company’s Retiree Health Plans. The Board eliminated this benefit for any person who became a director after December 31, 2012. The most recent valuation of the Company’s accumulated post-retirement benefit obligation under Accounting Standards Codification 715, Compensation-Retirement Benefits as of June 24, 2018, for eligible former directors and the current directors who may become eligible is shown below. Factors affecting the amount of post-retirement benefit obligation include current age, age at retirement, coverage tier (e.g., single, plus spouse, plus family), interest rate, and length of service.

Figure 11. FY2018 Accumulated Post-Retirement Benefit Obligations

Director Compensation for Fiscal Year 2018
Name	Accumulated Post-Retirement Benefit Obligation, as of June 24, 2018 ($)
Stephen G. Newberry	840,000
Eric K. Brandt	—
Michael R. Cannon	—
Youssef A. El-Mansy	585,000
Christine A. Heckart	—
Young Bum (YB) Koh	—
Catherine P. Lego	487,000
Abhijit Y. Talwalkar	—
Lih Shyng (Rick L.) Tsai	—

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	15

Compensation Matters

Executive Compensation and Other Information

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes our executive compensation program. It is organized into the following four sections:

I.	Overview of Executive Compensation (including our Philosophy and Program Design)

II.	Executive Compensation Governance and Procedures

III.	Primary Components of Named Executive Officer Compensation; Calendar Year 2017 Compensation Payouts; Calendar Year 2018 Compensation Targets and Metrics

IV.	Tax and Accounting Considerations

Our CD&A discusses compensation earned by our fiscal year 2018 “Named Executive Officers,” or “NEOs,” who are as follows:

Figure 12. FY2018 NEOs

Named Executive Officer	Position(s)
Martin B. Anstice	Chief Executive Officer
Timothy M. Archer	President and Chief Operating Officer
Douglas R. Bettinger	Executive Vice President and Chief Financial Officer
Richard A. Gottscho	Executive Vice President, Corporate Chief Technology Officer
Scott G. Meikle	Senior Vice President, Global Customer Operations

I. OVERVIEW OF EXECUTIVE COMPENSATION

To align with stockholders’ interests, our executive compensation program is designed to foster a pay-for-performance culture and achieve the executive compensation objectives set forth in “Executive Compensation Philosophy and Program Design—Executive Compensation Philosophy” below. We have structured our compensation program and payouts to reflect these goals. Our CEO’s compensation in relation to our revenue and net income is shown below.

Figure 13. FY2013-FY2018 CEO Pay for Performance

CEO Pay for performance net income revenue CEO total compensation (1)(2) Total compensation (in thousands) revenue and Net Income (in thousands)

(1)

“CEO Total Compensation” consists of base salary, annual incentive payments, accrued values of the cash payments under the long-term incentive program when applicable and grant date fair values of equity-based awards under the long-term incentive program, and all other compensation as reported in the “Summary Compensation Table” below.

(2)

The CEO Total Compensation for fiscal year 2013 reflects awards covering a two-year performance period as compared to the three-year period in all subsequent fiscal years. In 2014, the committee granted one-time calendar year 2014 Gap Year Awards as defined below of Market-based Performance Restricted Stock Units, or “Market-based PRSUs,” stock options and RSUs on the terms set forth in Figure 16 of the 2014 proxy statement. The one-time 2014 Gap Year Award, with a value of $3,074,271 that is reflected in the “Executive Compensation Tables – Summary Compensation Table” for fiscal year 2014 is not included in fiscal year 2014 CEO Total Compensation in order to allow readers to more easily compare compensation in prior and subsequent periods and better reflect the compensation payable in any fiscal year following the transition. In 2014, our long-term incentive program, or “LTIP” was redesigned by: (i) establishing a program entirely composed of equity, (ii) introducing a new LTIP vehicle, a Market-based PRSU, designed to reward eligible participants based on our stock price performance relative to the Philadelphia Semiconductor Sector Index (SOX), or “SOX index,” (iii) differentiating the metric in our LTIP from the absolute operational performance metrics used for the annual incentive program, and (iv) extending the performance period for the LTIP from two to three years. This change would have left participants with a gap in long-term incentive vesting opportunity in 2016. To ensure that participants received a long-term award that vested in 2016, the committee also awarded in 2014 a one-time gap year award with a two-year performance period, or the “Gap Year Award.” The target amount awarded under the Gap Year Award was equal to 50% of the target award opportunity under the regular three-year LTIP award. While the impact on the employee from the extended performance period and the Gap Year Award was to normalize the received compensation in any year, assuming the same year after year performance and target opportunities, the impact on the Company from such normalization was a higher grant-based compensation expense in fiscal year 2014.

To understand our executive compensation program fully, we believe it is important to understand:

•	our business, our industry environment, and our financial performance; and
•	our executive compensation philosophy and program design.

Our Business, Our Industry Environment, and Our Financial Performance

Lam Research is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. We have built a strong global presence with core competencies in areas like nanoscale applications enablement, chemistry, plasma and fluidics, advanced systems engineering, and a broad range of operational disciplines. Our products and services are designed to help our customers build smaller, faster, and better performing devices that are used in a variety of electronic products, including mobile phones, personal computers, servers, wearables, automotive devices, storage devices, and networking equipment. Our vision is to realize full value from natural technology extensions of our company.

Our customer base includes leading semiconductor memory, foundry, and integrated device manufacturers that make products such as non-volatile memory, DRAM memory, and logic devices. We aim to increase our strategic relevance with our customers by contributing more to their continued success. Our core technical competency is integrating hardware, process, materials, software, and process control enabling results on the wafer.

Semiconductor manufacturing, our customers’ business, involves the complete fabrication of multiple dies or integrated circuits on a wafer. This involves the repetition of a set of core processes and can require hundreds of individual steps. Fabricating these devices requires highly sophisticated process technologies to integrate an increasing array of new materials with precise control at the atomic scale. Along with meeting technical requirements, wafer processing equipment must deliver high productivity and be cost-effective.

Demand from the Cloud, Internet of Things (IoT), and other markets is driving the need for increasingly powerful and cost-efficient semiconductors. At the same time, there are growing technical challenges with traditional scaling. These trends are driving significant inflections in semiconductor manufacturing, such as the increasing importance of vertical 3D scaling strategies as well as multiple patterning to enable shrinks.

We believe we are in a strong position with our leadership and competency in deposition, etch, and clean to facilitate some of the most significant innovations in semiconductor device manufacturing. Several factors create opportunity for sustainable differentiation for us: (i) our focus on research and development, with several on-going programs related to sustaining engineering, product and process development, and concept and feasibility; (ii) our ability to effectively leverage cycles of learning from our broad installed base; (iii) our collaborative focus with ecosystem partners; and (iv) our focus on delivering our multi-product solutions with a goal to enhance the value of Lam’s solutions to our customers.

Although we have a June fiscal year end, our executive compensation program is generally designed and oriented on a calendar-year basis to correspond with our calendar-year-based business planning. This CD&A generally reflects a calendar-year orientation rather than a fiscal-year orientation, as shown below. The Executive Compensation Tables at the end of this CD&A are based on our fiscal year, as required by SEC regulations.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	17

Figure 14. Executive Compensation Calendar-Year Orientation

Fiscal Year 2018 Relevant for executive compensation tables Calendar Year 2017 Calendar Year 2018 Relevant for compensation program design and orientation

In calendar year 2017, demand for semiconductor equipment continued to increase relative to calendar year 2016, as technology inflections continued to lead to higher investments from our customers. Against this backdrop, Lam delivered another year of record financial performance.

Highlights for calendar year 2017:

•	achieved record revenues of approximately $9.6 billion for the calendar year, representing a 50% increase over calendar year 2016;
•	generated operating cash flow of approximately $2.0 billion, which represents approximately 21% of revenues; and
•	generated sufficient cash flow to support payment of approximately $293 million in dividends to stockholders, a 53% increase compared to calendar year 2016.

In the first half of calendar year 2018, investments for wafer fabrication equipment spending were strong as customers transition to next-generation technology nodes, which are increasingly complex and costlier to produce.

Lam has continued to generate solid operating income and cash generation with revenues of $6.0 billion, and cash flows from operations of $1.8 billion, earned from the March and June 2018 quarters combined.

Executive Compensation Philosophy and Program Design

Executive Compensation Philosophy

The philosophy of our compensation committee that guided this year’s awards and payout decisions is that our executive compensation program should:

•	provide competitive compensation to attract and retain top talent;
•	provide total compensation packages that are fair to employees and reward corporate, organizational, and individual performance;
•	align pay with business objectives while driving exceptional performance;
•	optimize value to employees while maintaining cost-effectiveness to the Company;
•	create stockholder value over the long term;
•	align our annual program to annual performance and our long-term program to longer-term performance;
•	recognize that a long-term, high-quality management team is a competitive differentiator for Lam, enhancing customer trust/market share and, therefore, stockholder value; and
•	provide rewards when results have been demonstrated.

Our compensation committee’s executive compensation objectives are to motivate:

•	performance that creates long-term stockholder value;
•	outstanding performance at the corporate, organization, and individual levels; and
•	retention of a long-term, high-quality management team.

Program Design

Our program design uses a mix of annual and long-term components, and a mix of cash and equity components. Our executive compensation program includes base salary, an annual incentive program, or “AIP,” and a LTIP, as well as stock ownership guidelines and a compensation recovery policy. As illustrated below, our program design is weighted toward performance and stockholder value. The performance-based program components include AIP cash payouts and market-based equity and stock option awards under the LTIP.

Figure 15. NEO Compensation Target Pay Mix Averages(1)

Calendar Year 2018 Average NEO Target Pay Mix 58% Performance-Based(2) Calendar Year 2017 Average NEO Target Pay Mix 58% Performance-Based(2) Calendar Year 2016 Average NEO Target Pay Mix 65% Performance-Based (2) Performance-Based Compensation(3) Non-Performance-Based Compensation

(1)	Data for 2018, 2017, and 2016 charts is for the then-applicable NEOs (i.e., fiscal year 2018 NEOs are represented in the 2018 chart, etc.).

(2)

The Company’s LTIP design provides that 50% of the target award opportunity is awarded in Market-based PRSUs and the remaining 50% in a combination of stock options and service-based RSUs with at least 10% of the award in each of these two vehicles. In 2017 and 2018, the percentages of the target award opportunity awarded in stock options and service-based RSUs were 10% and 40%, respectively. In 2016, the corresponding percentages awarded in stock options and service-based RSUs were 20% and 30%. See “III. Primary Components of Named Executive Officer Compensation; Calendar Year 2017 Compensation Payouts; Calendar Year 2018 Compensation Targets and Metrics – Long-Term Incentive Program – Design” for further information regarding the impact of such a target pay mix.

(3)	For purposes of this illustration, we include Market-based PRSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based.

For senior vice presidents and above, we also have stock ownership guidelines that foster a long-term orientation. See next paragraph for additional information.

Our stock ownership guidelines for our NEOs and certain other senior executives are shown below. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. Ownership levels as shown below must be achieved within five years of appointment to one of the below positions. Increased requirements due to promotions or an increase in the ownership guideline must be achieved within five years of promotion or a change in the guidelines. At the end of fiscal year 2018, all NEOs were in compliance with our stock ownership guidelines or have a period of time remaining under the guidelines to meet the required ownership level.

Figure 16. Executive Stock Ownership Guidelines

Position	Guidelines (lesser of)
Chief Executive Officer	5x base salary or 50,000 shares
President and Chief Operating Officer	3x base salary or 20,000 shares
Executive Vice Presidents	2x base salary or 10,000 shares
Senior Vice Presidents	1x base salary or 5,000 shares

Compensation Recovery, or “Clawback” Policy

Our executive officers covered by section 16 of the Exchange Act are subject to the Company’s compensation recovery, or “clawback,” policy. The clawback policy was adopted in August 2014 and will enable us to recover, within 36 months of the issuance of the original financial statements, the excess amount of cash incentive-based compensation issued starting in calendar year 2015 to officers covered by section 16 of the Exchange Act when a material restatement of financial results is required. A covered individual’s fraud must have materially contributed to the need to issue restated financial statements

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	19

in order for the clawback policy to apply to that individual. The recovery of compensation is not the exclusive remedy available in the event that the clawback policy is triggered.

Executive Compensation Highlights

Highlights of our executive compensation program are listed in “Proxy Statement Summary – Figure 6. Executive Compensation Highlights” above.

II. EXECUTIVE COMPENSATION GOVERNANCE AND PROCEDURES

Role of the Compensation Committee

Our Board has delegated certain responsibilities to the compensation committee, or the “committee,” through a formal charter. The committee(1) oversees the compensation programs in which our chief executive officer, president and chief operating officer, and CEO’s direct executive and senior vice president reports participate. The independent members of our Board approve the compensation packages and payouts for our CEO. The CEO is not present for any decisions regarding his compensation packages and payouts.

Committee responsibilities include but are not limited to: reviewing and approving the Company’s executive compensation philosophy, objectives, and strategies; reviewing and approving the appropriate peer group companies for purposes of evaluating the Company’s compensation competitiveness; causing the Board to perform a periodic performance evaluation of the CEO; recommending to the independent members of the Board (as determined under both Nasdaq’s listing standards and section 162(m) of the Code) corporate goals and objectives under the Company’s compensation plans, compensation packages (e.g., annual base salary level, annual cash incentive award, long-term incentive award and any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental benefits, and any material amendment to any of the foregoing) as applicable to the CEO, and compensation payouts for the CEO; annually reviewing with the CEO the performance of the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and approving the compensation packages and compensation payouts for such individuals; reviewing and recommending for appropriate Board action all cash, equity-based and other compensation packages, and compensation payouts applicable to the chairman and other members of the Board; and reviewing, and approving where appropriate, equity-based compensation plans.

The committee is authorized to delegate its authority and responsibilities as it deems proper and consistent with legal requirements to its members, any other committee of the Board and one or more officers of the Company in accordance with the provisions of the Delaware General Corporation Law. For additional information on the committee’s responsibilities and authorities, see “Governance Matters—Corporate Governance—Board Committees—Compensation Committee” above.

In order to carry out these responsibilities, the committee receives and reviews information, analysis, and proposals prepared by our management and by the committee’s compensation consultant (see “Role of Committee Advisors” below).

Role of Committee Advisors

The committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. The committee has engaged the services of Compensia, Inc., or “Compensia,” a national compensation consulting firm, as the committee’s compensation consultant. Compensia provides the committee with independent and objective guidance regarding the amount and types of compensation for our chairman, non-employee directors, and executive officers and how these amounts and types of compensation compare to other companies’ compensation practices, as well as guidance on market trends, evolving regulatory requirements, compensation of our independent directors, peer group composition, and other matters as requested by the committee.

Representatives of Compensia regularly attend committee meetings (including executive sessions without management present), communicate with the committee chair outside of meetings, and assist the committee with its consideration of performance metrics and goals. Compensia reports to the committee, not to management. At the committee’s request, Compensia meets with members of management to gather and discuss information that is relevant to advising the committee. The committee may replace Compensia or hire additional advisors at any time. Compensia has not provided any other services to the committee or to our management, and has received no compensation from us other than with respect to the services described above. The committee assessed the independence of Compensia pursuant to SEC rules and Nasdaq listing standards, including the following factors: (1) the absence of other services provided by it to the Company; (2) the fees paid to it by the Company as a percentage of its total revenue; (3) its policies and procedures to prevent conflicts of interest; (4) the absence of any

(1)

For purposes of this CD&A, a reference to a compensation action or decision by the committee with respect to our chairman and our chief executive officer, means an action or decision by the independent members of our Board after considering the recommendation of the committee and, in the case of all other NEOs, an action or decision by the compensation committee.

business or personal relationships with committee members; (5) the fact that it does not own any Lam common stock; and (6) the absence of any business or personal relationships with our executive officers. The committee assessed this information and concluded that the work of Compensia had not raised any conflict of interest.

Role of Management

Our CEO, with support from our human resources and finance organizations, develops recommendations for the compensation of our other executive officers. Typically, these recommendations cover base salaries, annual incentive program target award opportunities, long-term incentive program target award opportunities, and the criteria upon which these award opportunities may be earned, as well as actual payout amounts under the annual and long-term incentive programs.

The committee considers the CEO’s recommendations within the context of competitive compensation data, the Company’s compensation philosophy and objectives, current business conditions, the advice of Compensia, and any other factors it considers relevant. At the request of the committee, our chairman also provides input to the committee.

Our CEO attends committee meetings at the request of the committee, but leaves the meeting for any deliberations related to and decisions regarding his own compensation, when the committee meets in executive session, and at any other time requested by the committee.

Peer Group Practices and Survey Data

In establishing the total compensation levels of our executive officers, as well as the mix and weighting of individual compensation elements, the committee monitors compensation data from a group of comparably sized companies in the technology industry, or the “Peer Group,” which may differ from peer groups used by stockholder advisory firms. The committee selects the companies constituting our Peer Group based on their comparability to our lines of business and industry, annual revenue, and market capitalization, and our belief that we are likely to compete with them for executive talent. Our Peer Group is focused on U.S.-based, public semiconductor, semiconductor equipment and materials companies, and similarly sized high-technology equipment and hardware companies with a global presence and a significant investment in research and development. The table below summarizes how the Peer Group companies compare to the Company:

Figure 17. 2018 Peer Group Revenue and Market Capitalization

Metric	Lam Research ($M)	Target for Peer Group	Peer Group Median ($M)
Revenue (last completed four quarters as of May 5, 2017)	7,215	0.33 to 3 times Lam	4,769
Market Capitalization (30-day average as of May 5, 2017)	22,258	0.33 to 3 times Lam	17,906

Based on these criteria, the Peer Group and targets may be modified from time to time. Our Peer Group was reviewed in July 2017 for calendar year 2018 compensation decisions and based on the criteria identified above, three companies were added to the peer group (Microchip Technology Incorporated, Texas Instruments Inc. and Western Digital Corporation) and one company (SanDisk Corporation) was removed. Our Peer Group consists of the companies listed as follows:

Figure 18. CY2018 Peer Group Companies

Advanced Micro Devices, Inc.	Maxim Integrated Products, Inc.
Agilent Technologies, Inc.	Microchip Technology Incorporated
Analog Devices, Inc.	NetApp, Inc.
Applied Materials, Inc.	NVIDIA Corporation
Broadcom Limited	ON Semiconductor Corporation
Corning Incorporated	Skyworks Solutions, Inc.
Juniper Networks, Inc.	Texas Instruments Inc.
KLA-Tencor Corporation	Western Digital Corporation
Micron Technology, Inc.	Xilinx, Inc.

We derive revenue, market capitalization, and NEO compensation data from public filings made by our Peer Group companies with the SEC and other publicly available sources. Radford Technology Survey data may be used to supplement compensation data from public filings as needed. The committee reviews compensation practices and selected data on base salary, bonus targets, total cash compensation, equity awards, and total compensation drawn from the Peer Group companies and/or the Radford Technology Survey as a reference to help ensure compensation packages are consistent with market norms.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	21

Base pay levels for each executive officer are generally set with reference to market competitive levels and in reflection of each officer’s skills, experiences, and performance. Variable pay target award opportunities and total direct compensation for each executive officer are generally designed to deliver market competitive compensation for the achievement of stretch goals with downside risk for underperforming and upside reward for overperforming. For those executive officers who are new to their roles, compensation arrangements may be designed to deliver below market compensation for a period of time. However, the committee does not “target” pay at any specific percentile. Rather, individual pay positioning depends on a variety of factors, such as prior job performance, job scope and responsibilities, skill set, prior experience, time in position, internal comparisons of pay levels for similar skill levels or positions, our goals to attract and retain executive talent, Company performance, and general market conditions.

Assessment of Compensation Risk

Management, with the assistance of Compensia, the committee’s independent compensation consultant, conducted a compensation risk assessment in 2018 and concluded that the Company’s current employee compensation programs are not reasonably likely to have a material adverse effect on the Company’s business.

2017 Say on Pay Voting Results; Company Response

We evaluate our executive compensation program annually. Among other things, we consider the outcome of our most recent Say on Pay vote and input we receive from our stockholders. In 2017, our stockholders approved our 2017 advisory vote on executive compensation, with 94.78% of the votes cast in favor of the advisory proposal. We believe that our most recent Say on Pay vote signifies our stockholders’ support of our executive compensation program and practices. We did not make any material changes to our programs and practices in fiscal year 2018.

III. PRIMARY COMPONENTS OF NAMED EXECUTIVE OFFICER COMPENSATION; CALENDAR YEAR 2017 COMPENSATION PAYOUTS; CALENDAR YEAR 2018 COMPENSATION TARGETS AND METRICS

This section describes the components of our executive compensation program. It also describes, for each component, the payouts to our NEOs for calendar year 2017 and the forward-looking actions taken with respect to our NEOs in calendar year 2018.

Base Salary

We believe the purpose of base salary is to provide competitive compensation to attract and retain top talent and to provide compensation to employees, including our NEOs, with a fixed and fair amount of compensation for the jobs they perform. Accordingly, we seek to ensure that our base salary levels are competitive in reference to Peer Group practice and market survey data. Adjustments to base salary are generally considered by the committee each year in February.

For calendar years 2018 and 2017, base salaries for NEOs were determined by the committee in February of each year and became effective on March 1 or the first day of the pay period that included March 1 (if earlier), based on the factors described above. The following base salary adjustments for 2017 were made to remain competitive against our Peer Group and reflect performance as follows: Mr. Anstice’s was increased by 3.5%, Mr. Archer’s was increased by 3.0%, Dr. Meikle’s was increased by 2.4%, and Mr. Bettinger’s was increased by 1.5%. The base salaries of the NEOs for calendar years 2018 and 2017 are shown below.

Figure 19. NEO Annual Base Salaries

Named Executive Officer	Annual Base Salary 2018 (1) ($)	Annual Base Salary 2017 (2) ($)
Martin B. Anstice	1,025,000	990,000
Timothy M. Archer	688,418	668,367
Douglas R. Bettinger	592,770	584,010
Richard A. Gottscho	567,324	567,324
Scott G. Meikle (3)	430,000	420,000

(1)	Effective February 26, 2018

(2)	Effective February 27, 2017

(3)	Dr. Meikle commenced employment with Lam on September 1, 2017. His base salary for calendar year 2017 was determined by the committee in July 2017.

Annual Incentive Program

Design

Our annual incentive program is designed to provide annual, performance-based compensation that: (1) is based on the achievement of pre-set annual financial, strategic, and operational objectives aligned with outstanding performance, and (2) will allow us to attract and retain top talent, while maintaining cost-effectiveness to the Company. The committee establishes individual target award opportunities for each NEO as a percentage of base salary. Specific target award opportunities are determined based on job scope and responsibilities, as well as an assessment of Peer Group data. Awards have a maximum payment amount defined as a multiple of the target award opportunity. The maximum award for 2017 and 2018 was set at 2.25 times target, consistent with prior years.

Annual incentive program components

Annual incentive program components, each of which plays a role in determining actual payments made, include:

•	a Funding Factor,
•	a Corporate Performance Factor, and
•	various Individual Performance Factors.

The Funding Factor is set by the committee to create a maximum payout amount from which annual incentive program payouts may be made. The committee may exercise negative (but not positive) discretion against the Funding Factor result, and generally the entire funded amount is not paid out. Achievement of a minimum level of performance against the Funding Factor goals is required to fund any program payments. In February 2017, for calendar year 2017, the committee set non-GAAP operating income as a percentage of revenue as the metric for the Funding Factor, with the following goals:

•	a minimum achievement of 5% non-GAAP operating income as a percentage of revenue was required to fund any program payments, and
•	achievement of non-GAAP operating income (as a percentage of revenue) greater than or equal to 22% resulting in the maximum payout potential of 225% of target,
•	with actual funding levels interpolated between those points.

The committee selected non-GAAP operating income as a percentage of revenue because it believes that operating income as a percentage of revenue is the performance metric that best reflects core operating results.(2) Non-GAAP operating income is considered useful to investors for analyzing business trends and comparing performance to prior periods. By excluding certain costs and expenses that are not indicative of core results, non-GAAP results are more useful for analyzing business trends over multiple periods.

As a guide for using negative discretion against the Funding Factor results and for making payout decisions, the committee primarily tracks the results of the following two components that are weighted equally in making payout decisions, and against which discretion may be applied in a positive or negative direction, provided the Funding Factor result is not exceeded:

•	the Corporate Performance Factor, which is based on a corporate-wide metric and goals that are designed to be stretch goals that apply to all NEOs; and
•	the Individual Performance Factors, which are based on organization-specific metrics and goals that are designed to be stretch goals that apply to each individual NEO. In addition, in assessing individual performance, the CEO considers the performance of the whole executive team.

The specific metrics and goals, and their relative weightings, for the Corporate Performance Factor are determined by the committee based upon the recommendation of our CEO, and the Individual Performance Factors are determined by our CEO, or in the case of the CEO, by the committee.

The metrics and goals for the Corporate and Individual Performance Factors are set annually. Goals are set depending on the business environment, ensuring that they are stretch goals regardless of changes in the business environment. Accordingly, as business conditions improve, goals are set to require better performance, and if business conditions deteriorate, goals are set to require stretch performance under more difficult conditions.

We believe that, over time, outstanding business results create stockholder value. Consistent with this belief, multiple performance-based metrics (non-GAAP operating income, product market share, and strategic operational, and organizational metrics) are established for our NEOs as part of the Corporate and Individual Performance Factors.

We believe the metrics and goals set under this program, together with the exercise of discretion by the committee as described above, have been effective to motivate our NEOs and the organizations they lead and to achieve pay-for-performance results.

(2)

Non-GAAP results are designed to provide information about performance without the impact of certain non-recurring and other non-operating line items. Non-GAAP operating income is derived from GAAP results, with charges and credits in the following line items excluded from GAAP results for applicable quarters during fiscal years 2018 and 2017: acquisition-related costs: costs associated with rationalization of certain product configurations; amortization related to intangible assets acquired through certain business combinations; costs associated with campus consolidation; litigation settlement; and costs associated with business process reengineering.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	23

Figure 20. Annual Incentive Program Payouts

Calendar Year	Average NEO’s Annual Incentive Payout as % of Target Award Opportunity	Business Environment
2017	204

Strong operating performance and continued expansion of served available markets, supported by overall economic environment. Healthy demand for semiconductor equipment driven by capacity and technology investments.

2016	166

Strong operating performance and continued expansion of served available markets, supported by stable economic conditions. Healthy demand for semiconductor equipment driven by capacity and technology investments.

2015	159

Strong operating performance and expansion of served available markets, supported by stable economic conditions. Robust demand for semiconductor equipment driven by both capacity and technology investments.

Calendar year 2017 annual incentive program parameters and payout decisions

In February 2017, the committee set the calendar year 2017 target award opportunity and established the metrics and goals for the Funding Factor, the metrics and annual goals for the Corporate Performance Factor, and the metrics and goals were established for the Individual Performance Factors for each then-employed NEO, except for Dr. Meikle whose metrics and goals for his Individual Performance Factor were determined in July 2017 in conjunction with the commencement of his employment. In February 2018, the committee considered the actual results under these factors and made payout decisions for the calendar year 2017 program, all as described below.

2017 Annual Incentive Program Target Award Opportunities. The annual incentive program target award opportunities for calendar year 2017 for each NEO were as set forth below in Figure 21 in accordance with the principles set forth above under “Executive Compensation Governance and Procedures – Peer Group Practices and Survey Data.”

2017 Annual Incentive Program Corporate Performance Factor. In February 2017, the committee set non-GAAP operating income as a percentage of revenue as the metric for the calendar year 2017 Corporate Performance Factor, and set:

•	a goal of 22% of revenue for the year, which was designed to be a stretch goal, and which would result in a Corporate Performance Factor of 1.00;
•	a minimum Corporate Performance Factor of 0.10 for any payout; and
•	a maximum Corporate Performance Factor of 1.50 for the maximum payout.

These goals were designed to be stretch goals. Actual non-GAAP operating income as a percentage of revenue was 28.7% for calendar year 2017. This performance which exceeded the maximum Corporate Performance Factor, resulted in a total Corporate Performance Factor of 1.50 for calendar year 2017.

2017 Annual Incentive Program Individual Performance Factors. For 2017, the performance metrics and goals for each NEO’s Individual Performance Factor were set on an annual basis and were designed to be stretch goals. The Individual Performance Factor for Mr. Anstice (as well as Mr. Archer) for calendar year 2017 was based on the average of the Individual Performance Factors of all the executive and senior vice presidents reporting to him, subject to discretion based on the Company’s performance to business, strategic, and operational objectives. For all other NEOs, their respective Individual Performance Factors were based on market share and/or strategic, operational, and organizational performance goals specific to the organizations they managed, as described in more detail below.

The accomplishments of actual individual performance against the established goals described below during 2017 were considered.

•	Mr. Archer’s Individual Performance Factor for calendar year 2017 was based on the accomplishment of market share, and strategic, operational, and organizational development goals for the organization.
•	Mr. Bettinger’s Individual Performance Factor for calendar year 2017 was based on the accomplishment of strategic, operational, and organizational development goals for finance, global information systems, and investor relations.
•	Dr. Gottscho’s Individual Performance Factor for calendar year 2017 was based on the accomplishment of market share, and strategic, operational, and organizational development goals for the central engineering groups and the establishment of strategic and organizational goals for the office of the chief technology officer.
•	Dr. Meikle’s Individual Performance Factor for calendar year 2017 was based on the accomplishment of strategic, operational, and organizational development goals for the global customer operations group.

The committee’s consideration of the above accomplishments resulted in the following Individual Performance Factors for each NEO: Mr. Anstice, 1.45; Mr. Archer, 1.45; Mr. Bettinger, 1.16; Dr. Gottscho, 1.40; and Dr. Meikle 1.35.

2017 Annual Incentive Program Payout Decisions. In February 2018, in light of the Funding Factor results and based on the above results and decisions, the committee approved for the calendar year 2017 annual incentive program for each NEO, which were less than the maximum payout available under the Funding Factor as shown below in Figure 21:

Figure 21. CY2017 Annual Incentive Program Payouts

Named Executive Officer	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($) (1)		Maximum Payout under Funding Factor (225.0% of Target Award Opportunity) ($) (2)	Actual Payouts ($)
Martin B. Anstice	150	1,485,000		3,341,250	3,229,875
Timothy M. Archer	110	735,204		1,654,209	1,599,068
Douglas R. Bettinger	90	525,609		1,182,620	914,560
Richard A. Gottscho	90	510,592		1,148,832	1,072,242
Scott G. Meikle	80	112,224	(3)	252,504	227,254

(1)	Calculated by multiplying each NEO’s annual base salary for calendar year 2017 by his or her respective target award opportunity percentage.
(2)

The Funding Factor resulted in a potential payout of up to 225.0% of target award opportunity for the calendar year (based on the actual non-GAAP operating income percentage results detailed under “2017 Annual Incentive Program Corporate Performance Factor” above and the specific goals set forth in the second paragraph under “Annual incentive program components” above).

(3)

Dr. Meikle, having commenced employment with the Company on September 1, 2017, was an eligible participant under the annual incentive program for a portion of calendar year 2017. The prorated portion of his 2017 annual base salary eligible for incentive payouts constituted $140,280.

Calendar year 2018 annual incentive program parameters

In February 2018, the committee set the target award opportunity for each NEO as a percentage of base salary, and consistent with prior years set a cap on payments equal to 2.25 times the target award opportunity. The target award opportunity for each NEO is shown below.

Figure 22. CY2018 Annual Incentive Program Target Award Opportunities

Named Executive Officer	Target Award Opportunity (% of Base Salary)
Martin B. Anstice	150
Timothy M. Archer	125
Douglas R. Bettinger	90
Richard A. Gottscho	90
Scott G. Meikle	85

The committee also approved the annual metric for the Funding Factor and the Corporate Performance Factor as non-GAAP operating income as a percentage of revenue and set the annual goals for the Funding Factor and the Corporate Performance Factor. Consistent with the program design, the Corporate Performance Factor goal is more difficult to achieve than the Funding Factor goal. Individual Performance Factor metrics and goals were also established for each NEO. These include strategic and operational performance goals specific to individuals and their business organization. As a result, each NEO has multiple performance metrics and goals under this program. All Corporate and Individual Performance Factor goals were designed to be stretch goals.

Long-Term Incentive Program

Design

Our LTIP is designed to attract and retain top talent, provide competitive levels of compensation, align pay with achievement of business objectives and with stock performance over a multi-year period, reward our NEOs for outstanding Company performance, and create stockholder value over the long term.

Under the current long-term incentive program, at the beginning of each multi-year performance period, target award opportunities (expressed as a U.S. dollar value) and performance metrics are established for the program. Of the total target award opportunity, 50% is awarded in Market-based PRSUs, and the remaining 50% is awarded in a combination of stock options and service-based RSUs with at least 10% of the award in each of these two vehicles. The specific percentage of service-based RSUs and stock options are reviewed annually to determine whether service-based RSUs or stock options are the more efficient form of equity for the majority of the award based on criteria such as the current business environment and the potential value to motivate and retain the executives. We consider performance-based RSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based. This means that if options constitute 10% of the total target award opportunity, the long-term incentive program will be 60% performance-based. If options constitute 40% of the total target award opportunity, the long-term incentive program will be 90% performance-based.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	25

Equity Vehicles

The equity vehicles used in our 2018/2020 long-term incentive program are as follows:

Figure 23. 2018/2020 LTIP Program Equity Vehicles

Equity Vehicles	% of Target Award Opportunity	Terms
Market-based PRSUs	50

•  Awards cliff vest three years from the March 1, 2018 grant date, or “Grant Date,” subject to satisfaction of a minimum performance requirement and continued employment. Cliff, rather than annual, vesting provides for both retention and for aligning NEOs with longer-term stockholder interests.

•  The performance period for Market-based PRSUs is three years from the first business day in February (February 1, 2018 through January 31, 2021).

•  The number of shares represented by the Market-based PRSUs that can be earned over the performance period is based on our stock price performance compared to the market price performance of the Philadelphia Semiconductor Sector Index (SOX), subject to the below-referenced ceiling. The stock price performance or market price performance is measured using the closing price for the 50 trading days prior to the dates the performance period begins and ends. The target number of shares represented by the Market-based PRSUs is increased by 2% of target for each 1% that Lam’s stock price performance exceeds the market price performance of the SOX index; similarly, the target number of shares represented by the Market-based PRSUs is decreased by 2% of target for each 1% that Lam’s stock price performance trails the market price performance of the SOX index. The result of the vesting formula is rounded down to the nearest whole number. A table reflecting the potential payouts depending on various comparative results is shown below in Figure 24.

•  The final award cannot exceed 150% of target (requiring a positive percentage change in the Company’s stock price performance compared to that of the market price performance of the SOX index equal to or greater than 25 percentage points) and can be as little as 0% of target (requiring a percentage change in the Company’s stock price performance compared to that of the market price performance of the SOX index equal to or lesser than negative 50 percentage points).

•  The number of Market-based PRSUs granted was determined by dividing 50% of the target opportunity by the 30-day average of the closing price of our common stock prior to the Grant Date, $189.97, rounded down to the nearest share.

•  Awards that vest at the end of the performance period are distributed in shares of our common stock.

Stock Options	10

•  Awards vest one-third on the first, second, and third anniversaries of the March 1, 2018 grant date, or “Grant Date,” subject to continued employment.

•  The number of stock options granted is determined by dividing 10% of the target opportunity by the 30-day average of the closing price of our common stock prior to the Grant Date, $189.97, rounded down to the nearest share and multiplying the result by four. The ratio of four options for every RSU is based on a Black Scholes fair value accounting analysis.

•  Awards are exercisable upon vesting.

• Expiration is on the seventh anniversary of the Grant Date.

RSUs	40

•  Awards vest one-third on the first, second, and third anniversaries of the March 1, 2018 grant date, or “Grant Date,” subject to continued employment.

•  The number of RSUs granted is determined by dividing 40% of the target opportunity by the 30-day average of the closing price of our common stock prior to the Grant Date, $189.97, rounded down to the nearest share.

•  Awards are distributed in shares of our common stock upon vesting.

Figure 24. Market-based PRSU Vesting Summary

% Change in Lam’s Stock Price Performance Compared to % Change in SOX Index Market Price Performance	Market-based PRSUs That Can Be Earned (% of Target) (1)
+ 25% or more	150
10%	120
0% (equal to index)	100
- 10%	80
- 25%	50
- 50% or less	0

(1)

As set forth in the third bullet of the first row of Figure 23, the results of the vesting formula (reflecting the number of Market-Based PRSUs that can be earned) are linearly interpolated between the stated percentages using the described formula.

Target Award Opportunity

Under the long-term incentive program, the committee sets a target award opportunity for each participant based on the NEO’s position and responsibilities and an assessment of competitive compensation data. The target award opportunities for each participant are expressed in a U.S. dollar value. The target amounts for each NEO under the program cycles affecting fiscal year 2018 are shown below.

Figure 25. LTIP Target Award Opportunities

Named Executive Officer	Long- Term Incentive Program		Target Award Opportunity ($)
Martin B. Anstice	2018/2020	(1)	9,000,000
	2017/2019	(2)	8,000,000
	2016/2018	(3)	7,500,000
	2015/2017	(4)	6,750,000
Timothy M. Archer	2018/2020	(1)	5,000,000
	2017/2019	(2)	4,500,000
	2016/2018	(3)	4,000,000
	2015/2017	(4)	3,500,000
Douglas R. Bettinger	2018/2020	(1)	2,250,000
	2017/2019	(2)	2,750,000
	2016/2018	(3)	2,750,000
	2015/2017	(4)	2,500,000
Richard A. Gottscho	2018/2020	(1)	2,500,000
	2017/2019	(2)	3,250,000
	2016/2018	(3)	3,250,000
	2015/2017	(4)	3,000,000
Scott G. Meikle (5)	2018/2020	(1)	1,250,000
(1)	The three-year performance period for the 2018/2020 LTIP began on February 1, 2018 and ends on January 31, 2021.

(2)	The three-year performance period for the 2017/2019 LTIP began on February 1, 2017 and ends on January 31, 2020.

(3)	The three-year performance period for the 2016/2018 LTIP began on February 1, 2016 and ends on January 31, 2019.

(4)	The three-year performance period for the 2015/2017 LTIP began on February 2, 2015 and ended on February 1, 2018.

(5)	Dr. Meikle did not participate in the 2015/2017, 2016/2018, and 2017/2019 LTIPs because his employment with the Company commenced September 1, 2017.

Calendar Year 2015/2017 LTIP Award Parameters and Payouts

On February 11, 2015, the committee granted to each NEO as part of the calendar year 2015/2017 long-term incentive program, or “2015/2017 LTIP Awards,” Market-based PRSUs, and service-based RSUs and stock options with a total target award opportunity shown below. The service-based RSUs and stock options vested over three years, one-third on each anniversary of the grant date. The Market-based PRSU’s cliff vested three years from the grant date.

Figure 26. 2015/2017 LTIP Awards

Named Executive Officer (1)	Target Award Opportunity ($)	Market- based PRSUs Award (2) (#)	Stock Options Award (#)	Service- based RSUs Award (#)
Martin B. Anstice	6,750,000	41,873	25,122	33,498
Timothy M. Archer	3,500,000	21,712	13,026	17,369
Douglas R. Bettinger	2,500,000	15,508	9,303	12,406
Richard A. Gottscho	3,000,000	18,610	11,166	14,888

(1)	Dr. Meikle did not participate in the 2015/2017 LTIP because his employment with the Company commenced September 1, 2017.

(2)	The number of Market-based PRSUs awarded is reflected at target. The final number of shares that may have been earned is 0% to 150% of target.

In February 2018, the committee determined the payouts for the calendar year 2015/2017 LTIP Awards of Market-based PRSUs. The number of shares represented by the Market-based PRSUs earned over the performance period was based on our stock price performance compared to the market price performance of the SOX index.

Based on the above formula and Market-based PRSU Vesting Summary set forth in Figures 23 and 24, the Company’s stock price performance over the three-year performance period was equal to 143.56% and performance of the SOX index (based on market price) over the same three-year performance period was equal to 92.36%. While Lam’s stock price outperformed the SOX index by 51.20%, which would have resulted in a performance payout of 202.40% to target

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	27

under our Market-based PRSU program, the actual number of shares paid represented by the Market-based PRSUs was limited to the maximum payout of 150% of the target number of Market-based PRSUs granted to each NEO. Based on such results, the committee made the following payouts to each NEO for the 2015/2017 LTIP Award of Market-based PRSUs.

Figure 27. 2015/2017 LTIP Market-based PRSU Award Payouts

Named Executive Officer (1)	Target Market- based PRSUs (#)	Actual Payout (equal to Maximum Payout) of Market-based PRSUs 150% of Target Award Opportunity) (#)
Martin B. Anstice	41,873	62,809
Timothy M. Archer	21,712	32,568
Douglas R. Bettinger	15,508	23,262
Richard A. Gottscho	18,610	27,915

(1)	Dr. Meikle did not participate in the 2015/2017 LTIP because his employment with the Company commenced September 1, 2017.

Calendar Year 2018 LTIP Awards

Calendar year 2018 decisions for the 2018/2020 long-term incentive program. On March 1, 2018, the committee made a grant under the 2018/2020 long-term incentive program, of Market-based PRSUs, stock options, and service-based RSUs on the terms set forth in Figure 23 with a combined value equal to the NEO’s total target award opportunity, as shown below.

Figure 28. 2018/2020 LTIP Awards

Named Executive Officer	Target Award Opportunity ($)	Market- based PRSUs Award (1) (#)	Stock Options Award (#)	Service- based RSUs Award (#)
Martin B. Anstice	9,000,000	23,687	18,948	18,950
Timothy M. Archer	5,000,000	13,159	10,524	10,527
Douglas R. Bettinger	2,250,000	5,921	4,736	4,737
Richard A. Gottscho	2,500,000	6,579	5,260	5,263
Scott G. Meikle	1,250,000	3,289	2,628	2,631

(1)	The number of Market-based PRSUs awarded is reflected at target. The final number of shares that may be earned will be 0% to 150% of target.

Employment / Change in Control Arrangements

The Company enters into employment / change in control agreements to help attract and retain our NEOs and believes that these agreements facilitate a smooth transaction and transition planning in connection with change in control events. Effective January 2018, the Company entered into new three-year term employment agreements with Messrs. Anstice, Archer, and Bettinger and Dr. Gottscho, and a new change in control agreement with Dr. Meikle. The employment agreements generally provide for designated payments in the event of an involuntary termination of employment, death or disability, as such terms are defined in the applicable agreements. The employment agreements, and also the change in control agreements, generally provide for designated payments in the case of a change in control when coupled with an involuntary termination (i.e., a double trigger is required before payment is made due to a change in control), as such terms are defined in the applicable agreements.

For additional information about these arrangements and detail about post-termination payments under these arrangements, see the “Potential Payments upon Termination or Change in Control” section below.

Other Benefits Not Available to All Employees

Elective Deferred Compensation Plan

The Company maintains an Elective Deferred Compensation Plan that allows eligible employees (including all the NEOs) to voluntarily defer receipt of all or a portion of base salary and certain incentive compensation payments until a date or dates elected by the participating employee. This allows the employee to defer taxes on designated compensation amounts. In addition, the Company provides a limited Company contribution to the plan for all eligible employees.

Supplemental Health and Welfare

We provide certain health and welfare benefits not generally available to other employees, including the payment of premiums for supplemental long-term disability insurance and Company-provided coverage in the amount of $1 million for both life and accidental death and dismemberment insurance for all NEOs.

We also provide post-retirement medical and dental insurance coverage for eligible former executive officers under our Retiree Health Plans, subject to certain eligibility requirements. The program was closed to executive officers who joined the Company or became executive officers through promotion effective on or after January 1, 2013. We have an independent actuarial valuation of post-retirement benefits for eligible NEOs conducted annually in accordance with generally accepted accounting principles. The most recent valuation was conducted in June 2018 and reflected the retirement benefit obligation for the NEOs as shown below.

Figure 29. NEO Post-Retirement Benefit Obligations

Named Executive Officer	As of June 24, 2018 ($)
Martin B. Anstice	704,000
Timothy M. Archer	749,000
Douglas R. Bettinger (1)	—
Richard A. Gottscho	648,000
Scott G. Meikle (1)	—

(1)	Mr. Bettinger and Dr. Meikle were not eligible to participate because they were not employees of the Company prior to the termination of the program.

IV. TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation

Prior to 2018, section 162(m) of the Code imposed limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid to our chief executive officer, and any of our three other most highly compensated executive officers (other than our chief financial officer) in a single tax year unless the compensation qualified as “performance-based compensation” within the meaning of the Code.

The committee considers a number of factors, including the deductibility of such compensation when making compensation decisions and retains the discretion to award compensation even if it is not deductible.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that “disqualified individuals” within the meaning of the Code (which generally includes certain officers, directors and employees of the Company) may be subject to additional tax if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits. The Company or its successor may also forfeit a deduction on the amounts subject to this additional tax.

We did not provide any of our executive officers, any director, or any other service provider with a “gross-up” or other reimbursement payment for any tax liability that the individual might owe as a result of the application of sections 280G or 4999 during fiscal year 2018, and we have not agreed and are not otherwise obligated to provide any individual with such a “gross-up” or other reimbursement as a result of the application of sections 280G and 4999.

Internal Revenue Code Section 409A

Section 409A of the Code imposes significant additional taxes on an executive officer, director, or service provider that receives non-compliant “deferred compensation” that is within the scope of section 409A. Among other things, section 409A potentially applies to the cash awards under the LTIP, the Elective Deferred Compensation Plan, certain equity awards, and severance arrangements.

To assist our employees in avoiding additional taxes under section 409A, we have structured the LTIP, the Elective Deferred Compensation Plan, and our equity awards in a manner intended to qualify them for exclusion from, or compliance with, section 409A.

Accounting for Stock-Based Compensation

We follow ASC 718 for accounting for our stock options and other stock-based awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock option grants and other equity awards using a variety of assumptions. This calculation is performed for accounting purposes. ASC 718 also requires companies to recognize the compensation cost of stock option grants and other stock-based awards in their income statements over the period that an employee is required to render service in exchange for the option or other equity award.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	29

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the compensation committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K.

This Compensation Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE COMPENSATION COMMITTEE

Youssef A. El-Mansy

Catherine P. Lego (Chair)

Abhijit Y. Talwalkar

Compensation Committee Interlocks and Insider Participation

None of the compensation committee members has ever been an officer or employee of Lam Research. No interlocking relationship exists as of the date of this proxy statement or existed during fiscal year 2018 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Executive Compensation Tables

The following tables (Figures 30-35) show compensation information for our named executive officers:

Figure 30. Summary Compensation Table

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (3)	Total ($)
Martin B. Anstice Chief Executive Officer	2018	1,001,442	—		7,526,050		1,080,493	3,229,875	(4)	10,785	12,848,645
	2017	969,808	—		7,023,914		758,314	2,396,304	(5)	10,541	11,158,881
	2016	937,789	—		6,175,315		1,224,848	2,207,558	(6)	10,521	10,556,031
Timothy M. Archer President and Chief Operating Officer	2018	674,922	—		4,180,920		600,122	1,599,068	(4)	9,856	7,064,888
	2017	646,945	—		3,950,881		426,531	1,165,193	(5)	11,301	6,200,851
	2016	624,061	—		3,293,501		653,260	1,079,250	(6)	10,689	5,660,761
Douglas R. Bettinger Executive Vice President and Chief Financial Officer	2018	586,874	—		1,881,292		270,066	914,560	(4)	9,123	3,661,915
	2017	572,561	—		2,414,365		260,640	849,190	(5)	7,983	4,104,739
	2016	548,827	—		2,264,175		449,109	771,574	(6)	8,080	4,041,765
Richard A. Gottscho Executive Vice President, Corporate Chief Technology Officer	2018	567,324	5,867	(7)	2,090,283		316,208	1,072,242	(4)	9,384	4,061,308
	2017	559,837	6,171	(7)	2,853,402		362,059	833,015	(5)	9,307	4,623,791
	2016	545,296	9,600	(7)	2,675,862		606,262	771,574	(6)	9,082	4,617,676
Scott G. Meikle Senior Vice President, Global Customer Operations	2018	344,115	—		4,089,102	(8)	149,859	227,254	(4)	8,797	4,819,127
	2017	—	—		—		—	—		—	—
	2016	—	—		—		—	—		—	—

(1)

The amounts shown in this column represent the value of service-based and market-based performance RSU awards, under the LTIP, granted in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the RSUs in fiscal year 2018 are set forth in Note 4 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018. For additional details regarding the grants see “FY2018 Grants of Plan-Based Awards” table below.

(2)

The amounts shown in this column represent the value of the stock option awards granted, under the LTIP, in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of stock options in fiscal year 2018 are set forth in Note 4 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018. For additional details regarding the grants see “FY2018 Grants of Plan-Based Awards” table below.

(3)	Please refer to “FY2018 All Other Compensation Table” which immediately follows this table, for additional information.

(4)	Represents the amount earned by and subsequently paid under the calendar year 2017 AIP.

(5)	Represents the amount earned by and subsequently paid under the calendar year 2016 AIP.

(6)	Represents the amount earned by and subsequently paid under the calendar year 2015 AIP.

(7)	Represents patent awards.

(8)	Represents grant of service-based RSUs and Market-based PRSUs under the LTIP and a new hire grant of service-based RSUs.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	31

Figure 31. FY2018 All Other Compensation Table

All Other Compensation Table for Fiscal Year 2018
	Company Matching Contribution to the Company’s Section 401(k) Plan ($)	Company Paid Long-Term Disability Insurance Premiums (1) ($)	Company Paid Life Insurance Premiums (2) ($)	Company Contribution to the Elective Deferred Compensation Plan ($)	Total ($)
Martin B. Anstice	8,285	—	—	2,500	10,785
Timothy M. Archer	7,356	—	—	2,500	9,856
Douglas R. Bettinger	8,252	—	—	871	9,123
Richard A. Gottscho	8,250	1,134	—	—	9,384
Scott G. Meikle	8,797	—	—	—	8,797

(1)	Represents the portion of supplemental long-term disability insurance premiums paid by Lam.

(2)	Represents the portion of life insurance premiums paid by Lam in excess of the non-discriminatory life insurance benefits provided to all Company employees.

Figure 32. FY2018 Grants of Plan-Based Awards

Grants of Plan-Based Awards for Fiscal Year 2018
	Award Type	Grant Date	Approved Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Name				Target ($) (1)	Maximum ($) (1)	Target (#) (2)		Maximum (#) (2)
	Annual Incentive Program	N/A	2/7/18	1,537,500	3,459,375
	LTIP-Equity
Martin B. Anstice	Market-based PRSUs	3/1/18	2/7/18			23,687	(4)	35,530	(4)						4,030,343
	Service-based RSUs	3/1/18	2/7/18							18,950	(5)				3,495,707
	Stock Options	3/1/18	2/7/18									18,948	(6)	190.07	1,080,493
	Annual Incentive Program	N/A	2/6/18	860,523	1,936,177
	LTIP-Equity
Timothy M. Archer	Market-based PRSUs	3/1/18	2/6/18			13,159	(4)	19,738	(4)						2,239,004
	Service-based RSUs	3/1/18	2/6/18							10,527	(5)				1,941,916
	Stock Options	3/1/18	2/6/18									10,524	(6)	190.07	600,122
	Annual Incentive Program	N/A	2/6/18	533,493	1,200,359
	LTIP-Equity
Douglas R. Bettinger	Market-based PRSUs	3/1/18	2/6/18			5,921	(4)	8,881	(4)						1,007,458
	Service-based RSUs	3/1/18	2/6/18							4,737	(5)				873,834
	Stock Options	3/1/18	2/6/18									4,736	(6)	190.07	270,066
	Annual Incentive Program	N/A	2/6/18	510,592	1,148,832
	LTIP-Equity
Richard A. Gottscho	Market-based PRSUs	3/1/18	2/6/18			6,579	(4)	9,868	(4)						1,119,417
	Service-based RSUs	3/1/18	2/6/18							5,263	(5)				970,866
	Stock Options	3/1/18	2/6/18									5,260	(6)	190.07	316,208
	Annual Incentive Program	N/A	2/6/18	365,500	822,375
	LTIP-Equity
Scott G. Meikle	Market-based PRSUs	3/1/18	2/6/18			3,289	(4)	4,933	(4)						559,623
	Service-based RSUs	3/1/18	2/6/18							2,631	(5)				485,341
	Stock Options	3/1/18	2/6/18									2,628	(6)	190.07	149,859
	New Hire	9/1/17	7/31/17							18,827	(7)				3,044,138

(1)

The AIP target and maximum estimated future payouts reflected in this table were calculated using the base salary approved in February 2018, effective as of February 26, 2018. Awards payouts range from 0% to 225% of target.

(2)

The amounts reported represent the target and maximum number of Market-based PRSUs that may vest on the terms described in “Executive Compensation and Other Information – Compensation Discussion and Analysis” above. The number of shares that may be earned is equal to 0% to 150% of target.

(3)

The amounts reported represent the fair value of Market-based PRSU, service-based RSU, and stock option awards granted during fiscal year 2018 in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of awards granted during fiscal year 2018 are set forth in Note 4 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018.

(4)

The Market-based PRSUs will vest on March 1, 2021, subject to continued employment. The actual conversion of Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of the target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period.

(5)	The RSUs will vest in three equal installments on March 1 of each of 2019, 2020, and 2021, subject to continued employment.

(6)	The stock options will become exercisable in three equal installments on March 1 of each of 2019, 2020, and 2021, subject to continued employment.

(7)	The RSUs will vest in three equal installments on September 1 of each of 2018, 2019, and 2020, subject to continued employment.

Figure 33. FYE2018 Outstanding Equity Awards

Outstanding Equity Awards at 2018 Fiscal Year-End
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Martin B. Anstice			18,948	(2)	190.07	3/1/25
							18,950	(3)	3,310,565
										23,687	(4)	4,138,119
	9,209	(5)	18,419	(5)	119.67	3/1/24
							18,421	(6)	3,218,149
										34,539	(7)	6,033,963
	43,402	(8)	21,701	(8)	75.57	3/1/23
							10,851	(9)	1,895,670
										54,253	(10)	9,477,999
Timothy M. Archer			10,524	(2)	190.07	3/1/25
							10,527	(3)	1,839,067
										13,159	(4)	2,298,877
	5,180	(5)	10,360	(5)	119.67	3/1/24
							10,362	(6)	1,810,241
										19,428	(7)	3,394,072
	11,574	(8)	11,574	(8)	75.57	3/1/23
							5,787	(9)	1,010,989
										28,935	(10)	5,054,945
	13,026	(11)			80.60	2/11/22
Douglas R. Bettinger			4,736	(2)	190.07	3/1/25
							4,737	(3)	827,554
										5,921	(4)	1,034,399
	3,165	(5)	6,331	(5)	119.67	3/1/24
							6,332	(6)	1,106,200
										11,872	(7)	2,074,038
	15,914	(8)	7,957	(8)	75.57	3/1/23
							3,979	(9)	695,131
										19,892	(10)	3,475,132
	9,303	(11)			80.60	2/11/22
	9,658	(12)			51.76	2/18/21
	7,242	(13)			51.76	2/18/21

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	33

Outstanding Equity Awards at 2018 Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Richard A. Gottscho		5,260	(2)	190.07	3/1/25
						5,263	(3)	919,446
									6,579	(4)	1,149,351
		7,483	(5)	119.67	3/1/24
						7,484	(6)	1,307,455
									14,031	(7)	2,451,216
		9,403	(8)	75.57	3/1/23
						4,702	(9)	821,439
									23,509	(10)	4,107,022
Scott G. Meikle		2,628	(2)	190.07	3/1/25
						2,631	(3)	459,636
									3,289	(4)	574,588
						18,827	(14)	3,289,077

(1)	Calculated by multiplying the number of unvested units by $174.70, the closing price per share of our common stock on June 22, 2018.

(2)	The stock options were granted on March 1, 2018. One-third of the stock options will become exercisable on March 1 of each 2019, 2020, and 2021, subject to continued employment.

(3)	The RSUs were granted on March 1, 2018. One-third of the RSUs will vest on March 1 of each of 2019, 2020, and 2021, subject to continued employment.

(4)

The Market-based PRSUs were granted on March 1, 2018. The Market-based PRSUs will vest on March 1, 2021, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period.

(5)

The stock options were granted on March 1, 2017. As of the 2018 fiscal year end, one-third of the stock options had become exercisable. One-third of the stock options will become exercisable on March 1 of each 2019 and 2020, subject to continued employment.

(6)

The RSUs were granted on March 1, 2017. As of the 2018 fiscal year end, one-third of the RSUs vested. Two-thirds of the RSUs will vest on March 1 of each of 2019 and 2020, subject to continued employment.

(7)

The Market-based PRSUs were granted on March 1, 2017. The Market-based PRSUs will vest on March 1, 2020, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period.

(8)

The stock options were granted on March 1, 2016. As of the 2018 fiscal year end, two-thirds of the stock options had become exercisable. One-third of the stock options will become exercisable on March 1, 2019, subject to continued employment.

(9)	The RSUs were granted on March 1, 2016. As of the 2018 fiscal year end, two-thirds of the RSUs vested. One-third of the RSUs will vest on March 1, 2019, subject to continued employment.

(10)

The Market-based PRSUs were granted on March 1, 2016. The Market-based PRSUs will vest on March 1, 2019, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period.

(11)	The stock options were granted on February 11, 2015. As of the 2018 fiscal year-end, the stock options had become exercisable.

(12)	The stock options were granted on February 18, 2014. As of the 2018 fiscal year-end, the stock options had become exercisable.

(13)	The stock options were granted as part of the Gap Year Award on February 18, 2014. As of the 2018 fiscal year end, the stock options had been exercisable.

(14)	The RSUs were granted on September 1, 2017. One-third of the RSUs will vest on September 1 of each of 2018, 2019, and 2020, subject to continued employment.

Figure 34. FY2018 Option Exercises and Stock Vested

Option Exercises and Stock Vested for Fiscal Year 2018 (1)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin B. Anstice	69,070	10,182,365	94,036	16,083,228
Timothy M. Archer	37,650	4,961,765	49,325	8,446,939
Douglas R. Bettinger	—	—	34,542	5,902,366
Richard A. Gottscho	16,866	2,083,871	41,321	7,058,235
Scott G. Meikle	—	—	—	—

(1)

The table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the NEOs during fiscal year 2018, which ended on June 24, 2018.

Figure 35. FY2018 Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation for Fiscal Year 2018
Name	Executive Contributions in FY 2018 ($) (1)	Registrant Contributions in FY 2018 ($) (2)	Aggregate Earnings in FY 2018 ($) (3)	Aggregate Balance at FYE 2018 ($) (4)
Martin B. Anstice	90,070	2,500	553,374	6,356,301
Timothy M. Archer	602,436	2,500	288,867	5,746,877
Douglas R. Bettinger	486,615	871	230,220	2,502,941
Richard A. Gottscho	—	—	85,831	2,127,718
Scott G. Meikle	42,615	—	143	42,758

(1)	The entire amount of each executive’s contributions in fiscal year 2018 is reported in each respective NEO’s compensation in our fiscal year 2018 “Summary Compensation Table” above.

(2)

Represents the amount that Lam credited to the Elective Deferred Compensation Plan, the “EDCP,” which is 3% of Executive Salary Contribution during calendar year 2017, to a maximum benefit of $2,500. These amounts are included in the “Summary Compensation Table” and “FY2018 All Other Compensation Table” above.

(3)	The NEOs did not receive above-market or preferential earnings in fiscal year 2018.

(4)

The fiscal year-end balance includes $5,710,357 for Mr. Anstice, $4,853,074 for Mr. Archer, $1,785,235 for Mr. Bettinger, and $2,041,887 for Dr. Gottscho that were previously reported in the “FY2017 Non-Qualified Deferred Compensation” table in our 2017 proxy statement. The fiscal year-end balance for Dr. Meikle was zero because he commenced employment with Lam on September 1, 2017.

Potential Payments upon Termination or Change in Control

The following is a summary of the employment agreements of our named executive officers.

Executive Employment Agreements

Martin B. Anstice. The Company and Mr. Anstice entered into an employment agreement, or the “agreement,” effective January 1, 2018, for a term ending on December 31, 2020, subject to the right of the Company or Mr. Anstice, under certain circumstances, to terminate the agreement prior to such time.

Under the terms of the agreement, Mr. Anstice receives a base salary, which is reviewed annually and potentially adjusted. It was initially set at the beginning of the term of the agreement at $990,000. Mr. Anstice is also entitled to participate in any short-term or long-term variable compensation programs offered by the Company to its executive officers generally, subject to the applicable terms and conditions of those programs and the approval of the independent members of the Board, and to participate in the Company’s Elective Deferred Compensation Plan. Mr. Anstice receives other benefits, such as health insurance, paid time off (as his schedule permits), and eligible benefits under other plans and programs generally applicable to executive officers of the Company.

If an Involuntary Termination (as defined in Mr. Anstice’s agreement) of Mr. Anstice’s employment occurs, other than in connection with a Change in Control (as defined in Mr. Anstice’s agreement), Mr. Anstice will be entitled to: (1) a lump-sum cash payment equal to 18 months of his then-

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	35

current base salary, plus an amount equal to the average of the last five annual payments made to Mr. Anstice under the short term variable compensation program or any predecessor or successor programs (the “Short Term Program,” and such average, the “Five-Year Average Amount”), plus an amount equal to the pro rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any long-term, cash-based variable-compensation programs of the Company (the “Long Term Cash Programs”); (3) certain medical benefits; (4) a cash payment equal to a product of (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-based PRSU/performance-based RSU awards granted to Mr. Anstice as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the closing stock price on the date of termination; and (5) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or RSU awards that are not performance based granted to Mr. Anstice at least 12 months prior to the termination date.

If a Change in Control of the Company (as defined in Mr. Anstice’s agreement) occurs during the period of Mr. Anstice’s employment, and if there is an Involuntary Termination of Mr. Anstice’s employment either in contemplation of or within the 18 months following the Change in Control, Mr. Anstice will be entitled to: a lump-sum cash payment equal to 24 months of Mr. Anstice’s then-current base salary, plus an amount equal to two times the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked during the calendar year during which the termination occurs) of the Five-Year Average Amount; certain medical benefits; conversion of any Market-based PRSUs/performance-based RSUs outstanding as of the Change in Control into a cash award payable at time of termination equal to the sum of: (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-based PRSU/performance-based RSU awards granted to Mr. Anstice as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the remainder of the pro-rata portion of unvested Market-based PRSU/performance-based RSU awards at target; vesting, as of the date of termination, of the unvested stock option or RSU awards that are not performance-based granted to Mr. Anstice prior to the Change in Control; and payment of any amounts accrued as of the Change in Control under any then-existing Long Term Cash Programs, plus an amount equal to the remaining target amount under any then-existing Long Term Cash Programs.

If Mr. Anstice’s employment is terminated due to disability or in the event of his death, Mr. Anstice (or his estate) will be entitled to: (1) the pro rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any then-existing Long Term Cash Programs; (3) certain medical benefits; (4) vesting, as of the date of termination, of 50% of the unvested stock option, and RSU awards, which are not performance based, granted to Mr. Anstice prior to the date of termination (or a pro rata amount, based on period of service, if greater than 50%); and (5) vesting, as of the date of termination, of 50% of the Market-based PRSU/performance-based RSU awards (or a pro rata amount, based on period of service, if greater than 50%) as adjusted for the Company’s performance during the service period (in either case) granted to Mr. Anstice prior to the date of termination.

If Mr. Anstice voluntarily resigns, he will be entitled to no additional benefits (except as he may be eligible for under the Company’s Retiree Health Plans); stock options, RSUs and Market-based PRSUs/performance-based RSUs will cease to vest on the termination date; and stock options will be cancelled unless they are exercised within 90 days after the termination date. All RSUs and Market-based PRSUs/performance-based RSUs will be cancelled on the termination date.

Mr. Anstice’s agreement also subjects Mr. Anstice to customary confidentiality and non-competition obligations during the term of the agreement, the application of the Company’s compensation recovery, or clawback, policy to any compensation, and non-solicitation obligations for a period of six months following the termination of his employment. The agreement also requires Mr. Anstice to execute a release in favor of the Company to receive the payments described above.

Timothy M. Archer. The Company and Mr. Archer entered into an employment agreement, or the “agreement,” effective January 1, 2018, for a term ending on December 31, 2020, subject to the right of the Company or Mr. Archer, under certain circumstances, to terminate the agreement prior to such time. The agreement was amended effective March 16, 2018 to reflect his latest position of President and Chief Operating Officer. The terms of Mr. Archer’s agreement are substantively similar to those of Mr. Anstice’s agreement, except that Mr. Archer’s initial base salary at the beginning of the term of the agreement was set at $668,367.

The severance terms of Mr. Archer’s agreement are generally similar to those of Mr. Anstice’s agreement, provided that (1) Mr. Archer will receive 12-months base salary instead of

18 months in the event of his Involuntary Termination; and (2) instead of a payment of the Five-Year Average Amount, he will receive a payment of 50% of the Five-Year Average Amount. The Change in Control terms of Mr. Archer’s agreement are generally similar to those of Mr. Anstice’s agreement, provided that Mr. Archer will receive 18-months base salary instead of 24 months in the event of his Involuntary Termination.

Douglas R. Bettinger. The Company and Mr. Bettinger entered into an employment agreement, or the “agreement,” with a term commencing on January 1, 2018 and ending on December 31, 2020, subject to the right of the Company or Mr. Bettinger, under certain circumstances, to terminate the agreement prior to such time. The terms of Mr. Bettinger’s agreement are substantively similar to those of Mr. Archer’s agreement, with the following material difference: Mr. Bettinger’s initial base salary at the beginning of the term of the agreement was set at $584,010.

The severance terms of Mr. Bettinger’s agreement are generally similar to those of Mr. Archer’s agreement, provided that in computing the Five-Year Average Amount any partial year short-term plan payments in any year shall be annualized, and if employed for less than five years, then computed based on such fewer number of years. The Change in Control terms of Mr. Bettinger’s agreement are generally similar to those of Mr. Archer’s agreement.

Richard A. Gottscho. The Company and Dr. Gottscho entered into an employment agreement, or the “agreement,” effective January 1, 2018, for a term ending on December 31, 2020, subject to the right of the Company or Dr. Gottscho, under certain circumstances, to terminate the agreement prior to such time. The terms of Dr. Gottscho’s agreement are substantively similar to those of Mr. Archer’s agreement with the following material difference: under Dr. Gottscho’s agreement, his initial base salary at the beginning of the term of the agreement was set at $567,324. The severance and Change in Control terms of Dr. Gottscho’s agreement are also generally similar to those of Mr. Archer’s agreement.

Other Executive Agreements

The Company entered into a change in control agreement with Dr. Meikle effective January 1, 2018, or the “agreement,” for a term ending on December 31, 2020, subject to the right of the Company or Dr. Meikle, under certain circumstances, to terminate the agreement prior to such time. The agreement provides that if a Change in Control (as defined in Dr. Meikle’s agreement) of the Company occurs during the period of his employment under the agreement, and there is an Involuntary Termination (as defined in his agreement) of his employment, Dr. Meikle will be entitled to payments and benefits substantively similar to those contained in the change in control provisions of Mr. Archer’s agreement.

The change in control agreement contains confidentiality, non-competition, and non-solicitation terms that are substantively similar to those of Mr. Anstice’s, Mr. Archer’s, Mr. Bettinger’s and Dr. Gottscho’s agreements, and require Dr. Meikle to execute a release in favor of the Company to receive the payments described in the previous paragraph.

Equity Plans

In addition to the above, certain of our stock plans provide for accelerated benefits after certain events. While the applicable triggers under each plan vary, these events generally include: (1) a merger or consolidation in which the Company is not the surviving entity, (2) a sale of substantially all of the Company’s assets, including a liquidation or dissolution of the Company, or (3) a change in the ownership of more than 50% of our outstanding securities by tender offer or similar transaction. After a designated event, the vesting of some or all of awards granted under these plans may be immediately accelerated in full, or certain awards may be assumed, substituted, replaced, or settled in cash by a surviving corporation or its parent. The specific treatment of awards in a particular transaction will be determined by the Board and/or the terms of the applicable transaction documents.

Potential Payments to Named Executive Officers upon Termination or Change in Control

The tables below summarize the potential payments to our NEOs, assuming a change in control of the Company as of the end of fiscal year 2018. These amounts are calculated assuming that the employment termination or change in control occurs on the last day of fiscal year 2018, June 24, 2018. The closing price per share of our common stock on June 22, 2018, which was the last trading day of fiscal year 2018, was $174.70. The short-term incentive program pro rata amounts are calculated by multiplying the applicable pro rata percentage by the target. Actual performance will not be known until the end of calendar year 2018.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	37

Figures 36 – 40.

Potential Payments to NEOs upon Termination or Change in Control as of FYE2018

Potential Payments to Mr. Anstice upon Termination or Change in Control as of June 24, 2018
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	1,537,500	2,050,000
Short-term Incentive (5-year average)	—	—	—	2,139,414	4,278,828
Short-term Incentive (pro rata)	—	640,625	—	640,625	891,423
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	791,204	—	664,505	3,164,818
Service-based Restricted Stock Units (Unvested and Accelerated)	—	2,933,737	—	876,186	8,424,383
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	17,319,781	—	15,796,110	24,530,835
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	23,080	—	23,080	23,080
Total	—	21,708,427	—	21,677,420	43,363,367

Potential Payments to Mr. Archer upon Termination or Change in Control as of June 24, 2018
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	688,418	1,032,627
Short-term Incentive (5-year average)	—	—	—	532,121	1,596,362
Short-term Incentive (pro rata)	—	358,551	—	358,551	443,434
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	429,360	—	358,097	1,717,441
Service-based Restricted Stock Units (Unvested and Accelerated)	—	1,624,841	—	479,027	4,660,297
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	9,399,793	—	8,551,227	13,383,723
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	34,620	—	34,620	34,620
Total	—	11,847,165	—	11,002,061	22,868,504

Potential Payments to Mr. Bettinger upon Termination or Change in Control as of June 24, 2018
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	592,770	889,155
Short-term Incentive (5-year average)	—	—	—	351,106	1,053,317
Short-term Incentive (pro rata)	—	222,289	—	222,289	292,588
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	284,293	—	240,744	1,137,172
Service-based Restricted Stock Units (Unvested and Accelerated)	—	864,110	—	312,058	2,628,886
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	6,058,295	—	5,648,981	8,358,149
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	24,296	—	24,296	24,296
Total	—	7,453,283	—	7,392,244	14,383,563

Potential Payments to Dr. Gottscho upon Termination or Change in Control as of June 24, 2018
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	567,324	850,986
Short-term Incentive (5-year average)	—	—	—	376,142	1,128,426
Short-term Incentive (pro rata)	—	212,747	—	212,747	313,452
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	335,977	—	284,504	1,343,909
Service-based Restricted Stock Units (Unvested and Accelerated)	—	991,947	—	368,792	3,048,340
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	7,130,669	—	6,668,493	9,806,776
Benefits and Perquisites
Health Benefit Continuation/Retiree Health Plans	648,000	648,000	648,000	648,000	648,000
Total	648,000	9,319,340	648,000	9,126,002	17,139,889

Potential Payments to Dr. Meikle upon Termination or Change in Control as of June 24, 2018
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	—	645,000
Short-term Incentive (5-year average)	—	—	—	—	1,020,600
Short-term Incentive (pro rata)	—	—	—	—	283,500
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	—	—	—	—
Service-based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	3,748,713
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	559,490
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	23,080	—	23,080	23,080
Total	—	23,080	—	23,080	6,280,383

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	39

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our Chief Executive Officer, or the CEO, to the median of the annual total compensation of our employees (other than the CEO). The fiscal year 2018 annual total compensation of our CEO, Mr. Anstice, was $12,848,645, the fiscal year 2018 annual total compensation of our median compensated employee (other than the CEO) was $95,770, and the ratio of these amounts was 134 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

For purposes of identifying our median compensated employee, we used our global employee population as of June 24, 2018, identified based on our human resources system of record. We used total direct compensation as our consistently applied compensation measure for such population. In this context, total direct compensation means the sum of the applicable annual base salary determined as of June 24, 2018, the incentive cash target amount payable for service in calendar year 2018, and the approved value of the annual equity awards granted during fiscal year 2018. We annualized the annual base salary and incentive cash target amount for all permanent employees who did not work for the entire year. Given its global population, the Company used the foreign currency exchange rates in effect at the end of fiscal year 2018 to determine the annual total direct compensation and therefore the median compensated employee. After identifying our median compensated employee, we then calculated the annual total direct compensation for our median compensated employee using the same methodology used for the Company’s CEO as set forth in the “Summary Compensation Table” of this proxy statement.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of June 24, 2018, regarding securities authorized for issuance under the Company’s equity compensation plans. The Company’s equity compensation plans include the 1999 Employee Stock Purchase Plan, the 2007 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2015 Stock Incentive Plan, each as amended and as may be amended. Since November 4, 2015, the Company has issued awards under the 1999 Employee Stock Purchase Plan and the 2015 Stock Incentive Plan each as amended. As of August 29, 2018 the 1999 Employee Stock Purchase Plan was amended and restated by the Board subject to stockholder approval at this year’s annual meeting. Please see “Proposal No. 3: Approval of the Adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan, as Amended and Restated” for additional information.

Figure 41. FYE2018 Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (1) ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,241,355	(2)	100.47	15,331,136	(3)
Equity compensation plans not approved by security holders	128,387	(4)	40.46	—
Total	3,369,742		86.53	15,331,136

(1)	Does not include RSUs.

(2)

Includes 74,790 shares issuable upon RSU vesting or stock option exercises under the Company’s 2007 Stock Incentive Plan, as amended, or the “2007 Plan,” and 3,166,565 shares issuable upon RSU vesting or stock option exercises under the 2015 Plan. The 2007 Plan was adopted by the board in August 2006, approved by Lam’s stockholders in November 2006, and amended by the board in November 2006 and May 2013 and was retired in November 2015 when Lam’s stockholders approved the Company’s 2015 Plan. The term of the 2007 Plan was and the term of the 2015 Plan is 10 years from the last date of any approval, amendment, or restatement of the plan by the Company’s stockholders. The 2015 Plan reserves for issuance up to 18,000,000 shares of the Company’s common stock.

(3)

Includes 10,335,291 shares available for future issuance under the 2015 Plan and 4,995,845 shares available for future issuance under the 1999 Employee Stock Purchase Plan, as amended, or the “1999 ESPP.” The 1999 ESPP was adopted by the board in September 1998, approved by Lam’s stockholders in November 1998, amended by stockholder approval in November 2003, and most recently amended by the board in November 2012. The term of the 1999 ESPP is 20 years from its effective date of September 30, 1998, unless otherwise terminated or extended in accordance with its terms. Please see “Proposal No. 3: Approval of the Adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan, as Amended and Restated” for additional information.

(4)

Includes 128,387 shares issuable upon RSU vesting or stock option exercises under the Company’s 2011 Stock Incentive Plan, as amended, or the “2011 Plan.” As part of the acquisition of Novellus Systems Inc., Lam assumed the Novellus Systems, Inc. 2011 Stock Incentive Plan. The 2011 Plan was approved by Novellus shareholders before the merger but has not been approved by a separate vote of Lam stockholders. The 2011 Plan was amended by the board in July 2012. The term of the 2011 Plan was 10 years from its effective date of May 10, 2011, unless otherwise terminated or extended in accordance with its terms, and was retired in November 2015 when the 2015 Plan was approved by stockholders.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	41

Audit Matters

Audit Committee Report

The Company’s management, audit committee, and independent registered public accounting firm (Ernst & Young LLP) have specific but different responsibilities relating to Lam’s financial reporting. Lam’s management is responsible for the financial statements and for the system of internal control and the financial reporting process. Ernst & Young LLP, or “EY,” has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting, based on the audit they conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). The audit committee is responsible for monitoring and overseeing these processes.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2018, the audit committee took the following actions:

•	Received and discussed the audited financial statements with Company management;
•	Discussed with EY the matters required to be discussed by applicable auditing standards of the Public Company Accounting Oversight Board, or the “PCAOB”;
•	Received and discussed the written disclosures and the letter from EY as per applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with EY its independence; and
•	Based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2018 Annual Report on Form 10-K for the fiscal year ended June 24, 2018 for filing with the SEC.

This Audit Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE AUDIT COMMITTEE

Eric K. Brandt (Chair)

Michael R. Cannon

Christine A. Heckart

Relationship with Independent Registered Public Accounting Firm

EY has audited the Company’s consolidated financial statements since the Company’s inception.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

The audit committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other audit firms. Factors considered by the audit committee in deciding whether to retain EY include: (1) EY’s global capabilities to handle the breadth and complexity of the Company’s global operations; (2) EY’s technical expertise and knowledge of the Company’s industry and global operations; (3) the quality and candor of EY’s communications with the audit committee and management; (4) EY’s independence; (5) the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism; (6) the appropriateness of EY’s fees; and (7) EY’s tenure as our independent auditor, including the benefits of that tenure, and the controls and processes in place (such as rotation of key partners) that help ensure EY’s continued independence in light of such tenure.

Figure 42. Independent Registered Public Accounting Firm Evaluation and Selection Highlights

Independence Controls

Audit Committee Oversight – Oversight includes regular private sessions with EY, discussions with EY about the scope of its audit and business imperatives, a comprehensive annual evaluation when determining whether to engage EY, and direct involvement by the audit committee and its chair in the selection of a new lead assurance engagement partner and new global coordinating partner in connection with the mandated rotation of these positions.

Limits on Non-Audit Services – The audit committee preapproves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.

EY’s Internal Independence Process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead assurance engagement partner, the global coordinating partner, and other partners on the engagement consistent with independence and rotation requirements established by the PCAOB and SEC.

Strong Regulatory Framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections,“Big 4” peer reviews and PCAOB and SEC oversight.
Benefits of Longer Tenure

Enhanced Audit Quality – EY’s significant institutional knowledge and deep expertise of the Company’s semiconductor equipment industry and global business, accounting policies and practices, and internal control over financial reporting enhances audit quality.

Competitive Fees – Because of EY’s familiarity with the Company and the industry, audit and other fees are competitive with peer independent registered public accounting firms.

Avoid Costs Associated with New Auditor – Bringing on a new independent registered public accounting firm would be costly and require a significant time commitment, which could lead to management distractions.

Fees Billed by EY

The table below shows the fees billed by EY for audit and other services provided to the Company in fiscal years 2018 and 2017.

Figure 43. FY2018/2017 Fees Billed by Ernst & Young LLP

	Fiscal Year 2018 ($)	Fiscal Year 2017 ($)
Audit Fees (1)	4,605,495	4,176,990
Audit-Related Fees (2)	90,500	135,684
Tax Fees (3)	34,888	71,673
All Other Fees	—	—
TOTAL	4,730,883	4,384,347

(1)

Audit Fees represent fees for professional services provided in connection with the audits of annual financial statements. Audit Fees also include reviews of quarterly financial statements, audit services related to other statutory or regulatory filings or engagements, and fees related to EY’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act.

(2)

Audit-Related Fees represent fees for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. These fees principally include due diligence and accounting consultation fees in connection with our acquisition of Coventor, Inc.

(3)	Tax Fees represent fees for professional services for tax planning, tax compliance and review services related to foreign tax compliance and assistance with tax audits and appeals.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	43

The audit committee reviewed summaries of the services provided by EY and the related fees during fiscal year 2018 and has determined that the provision of non-audit services was compatible with maintaining the independence of EY as the Company’s independent registered public accounting firm. The audit committee or its delegate approved 100% of the services and related fee amounts for services provided by EY during fiscal year 2018.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the responsibility of the audit committee to approve, in accordance with sections 10A(h) and (i) of the Exchange Act and the rules and regulations of the SEC, all professional services, to be provided to us by our independent registered public accounting firm, provided that the audit committee shall not approve any non-audit services proscribed by section 10A(g) of the Exchange Act in the absence of an applicable exemption.

It is our policy that the audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, consistent with the criteria set forth in the audit committee charter and applicable laws and regulations. The audit committee has delegated to the chair of the audit committee the authority to pre-approve such services, provided that the chair shall report any decisions to pre-approve such services to the full audit committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. Our independent registered public accounting firm and our management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm pursuant to any such pre-approval.

Certain Relationships and Related Party Transactions

The audit committee is responsible for the review and oversight of all related party transactions required to be disclosed to the public under SEC rules pursuant to its written charter. In addition, the Company maintains a written code of ethics that requires all employees, officers and directors to act ethically when handling any actual or apparent conflicts of interest in personal and professional relationships and to promptly report any such issues to the Company’s legal department.

No family relationships exist as of the date of this proxy statement or existed during fiscal year 2018 among any of our directors and executive officers. There was only one related party transaction that occurred since the beginning of fiscal year 2018. The son of Stephen G. Newberry, the chairman of our Board, Ryan Newberry, is employed by the Company as a manager of security. In addition, the daughter-in-law of Stephen G. Newberry, Meghan Newberry, is employed by the Company as a manager of materials in the supply chain operations group. In fiscal year 2018, the aggregate compensation paid to Ryan Newberry and Meghan Newberry, including salary, incentive compensation, the grant date value of long-term incentive awards and the value of any other health and benefits contributed to or paid for by the Company, was less than $200,000 each. The aggregate compensation for each is similar to the aggregate compensation of other employees holding equivalent positions.

Voting Proposals

Proposal No. 1: Election of Directors

This first proposal relates to the election to our Board of nine nominees who are directors of the Company as of the date of this proxy statement. In general, the nine nominees identified in this proposal who receive the highest number of “for” votes will be elected. However, any nominee who fails to receive affirmative approval from holders of a majority of the votes cast in such nominee’s election at the annual meeting, either by proxy or in person, will not be elected to the Board, even if he or she is among the top nine nominees in total “for” votes. This requirement reflects the majority vote provisions implemented by the Company in November 2009. The term of office of each person elected as a director will be until the next annual meeting of stockholders, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise instructed, the people named on the proxy card as proxy holders, the “Proxy Holders,” will vote the proxies received by them for the nine nominees named below, each of whom is currently a director of the Company. The proxies cannot be voted for more than nine nominees, whether or not there are additional nominees. If any nominee of the Company should decline or be unable to serve as a director as of the time of the annual meeting, and unless otherwise instructed, the proxies will be voted for any substitute nominee designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable, or will decline, to serve as a director.

The nominees for election or reelection have been nominated for election to the Board in accordance with the criteria and procedures discussed above in “Governance Matters - Corporate Governance.”

Information regarding each nominee. In addition to the biographical information concerning each nominee’s specific experience, attributes, positions and qualifications and age as of September 7, 2018, we believe that each of our nominees, while serving as a director and/or officer of the Company, has devoted adequate time to the Board and performed his or her duties with critical attributes such as honesty, integrity, wisdom, and an adherence to high ethical standards. Each nominee has demonstrated strong business acumen, an ability to make independent analytical inquiries, to understand the Company’s business environment and to exercise sound judgment, as well as a commitment to the Company and its core values. We believe the nominees have an appropriate diversity and interplay of viewpoints, skills, backgrounds, and experiences that will encourage a robust decision-making process for the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NINE DIRECTOR NOMINEES SET FORTH BELOW.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	45

2018 Nominees for Director

Martin B. Anstice Director since 2012 Age 51

Martin B. Anstice has served as the Company’s Chief Executive Officer since January 2012. Mr. Anstice joined the Company in April 2001 as Senior Director, Operations Controller; was promoted to the position of Managing Director and Corporate Controller in May 2002; and was promoted to Group Vice President and Chief Financial Officer in June 2004. He was appointed Executive Vice President and Chief Operating Officer in September 2008 and President in December 2012 until January 2018. Prior to joining the Company, Mr. Anstice held various finance positions from 1988 to 1999 at Raychem Corporation, a global materials science company. Subsequent to the acquisition of Raychem by Tyco International, a global provider of engineered electronic components, network solutions and wireless systems, he assumed responsibilities supporting mergers and acquisition activities of Tyco Electronics. Mr. Anstice is an Associate member of the Institute of Chartered Management Accountants in the United Kingdom.

The Board has concluded that Mr. Anstice is qualified to serve as a director of the Company because of his knowledge of and experience in the semiconductor equipment industry including as current Chief Executive Officer and a director of the Company, past President and Chief Operating Officer, and past Chief Financial Officer of the Company; his marketing experience; international business experience; his mergers and acquisitions experience; and his strong leadership and experience as a corporate executive.

Eric K. Brandt

Director since 2010

Age 56

Board Committees:

•  Audit

°   Chair since 2014

°  Member: 2010-2014

Public company director-ships in last five years:

•  Altaba Inc. (formerly Yahoo! Inc.)

•  Dentsply Sirona Inc.

•  The Macerich Company

•  Yahoo! Inc. (former)

Eric K. Brandt is the former Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, a position he held from March 2007 until its merger with Avago Technologies Limited in February 2016. From September 2005 to March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical company. Prior to Avanir Pharmaceuticals, Mr. Brandt was Executive Vice President-Finance and Technical Operations and Chief Financial Officer of Allergan Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions following his arrival there in May 1999.

Mr. Brandt has served as a member of the board of directors of: The Macerich Company, a real estate investment trust focused on regional malls, since June 2018, where he is a member of the compensation committee; Altaba Inc. (formerly Yahoo! Inc.), a management investment company that remained and was subsequently renamed following the completion of Yahoo!’s sale of its operating businesses in June 2017, since its inception, where he has served as chairman of the board, chair of the audit committee and nominating and governance committee, and a member of the compensation committee; and Dentsply Sirona Inc. (formerly Dentsply International, Inc.), a manufacturer and distributor of dental product solutions, since 2004, where he has served as chairman of the board, and a member of the nominating and governance committee.

He previously served on the board of directors of: MC10, Inc., a privately-held medical device Internet of Things (IoT) company, from March 2016 until February 2018, where he was chair of the compensation committee and governance committee; Yahoo! Inc., a digital information discovery company, since March 2016 to June 2017, where he was chair of the audit and finance committee; Vertex Pharmaceuticals, Inc., a pharmaceutical company, from 2002 to 2009, where he was chair of the audit committee, and a member of the nominating and governance committee; and Avanir Pharmaceuticals from 2005 to 2007.

Mr. Brandt earned an M.B.A. degree from the Harvard Graduate School of Business and a B.S. degree in chemical engineering from the Massachusetts Institute of Technology.

The Board has concluded that Mr. Brandt is qualified to serve as a director of the Company because of his financial expertise including as a former chief financial officer of a publicly traded company that is a customer of our customers; his knowledge of and experience in the semiconductor industry; his technology experience; his marketing experience; his mergers and acquisitions experience; his board/governance experience on other public company boards, including as an audit committee member and chair; and his cybersecurity expertise.

Michael R. Cannon

Director since 2011

Age 65

Board Committees:

•  Audit

°   Member since 2011

•  Compensation

°   Member: 2011-2013

•  Nominating and Governance

°   Member since 2011

Public company director-ships in last five years:

•  Dialog Semiconductor

•  Seagate Technology Public Limited

•  Adobe Systems Inc. (former)

Michael R. Cannon is the General Partner of MRC & LBC Partners, LLC, a private management consulting company. From February 2007 until his retirement in January 2009, Mr. Cannon served as President of Global Operations of Dell Inc., a computer systems manufacturer and services provider; and from January 2009 to January 2011, he served as a consultant to Dell. Prior to joining Dell, he was President and Chief Executive Officer of Solectron Corporation, an electronic manufacturing services company, from January 2003 to February 2007. From July 1996 to January 2003, Mr. Cannon served as President and Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer. Prior to joining Maxtor, Mr. Cannon held senior management positions at International Business Machines Corp. (IBM), a global services, software and systems company.

Mr. Cannon has served as a member of the board of directors of: Seagate Technology Public Limited, a disk drive and storage solutions company, since February 2011, where he became lead independent director in October 2016 and has been a chair of the nominations and governance committee and a member of the compensation committee and was a member of the audit and finance committees; and Dialog Semiconductor, a mixed signal integrated circuits company, since February 2013, where he has been a chair of the remuneration committee and a member of the nomination committee.

He previously served on the board of directors of Adobe Systems Inc., a diversified software company, from December 2003 to April 2016, where he had been a member of the audit committee and chair of the compensation committee; Elster Group SE, a precision metering and smart grid technology company, from October 2010 until the company was acquired in August 2012; Solectron Corporation, an electronic manufacturing services company, from January 2003 to January 2007; and Maxtor Corporation, a disk drive and storage solutions company, from July 1996 until Seagate acquired Maxtor in May 2006.

Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at the Harvard Graduate School of Business.

The Board has concluded that Mr. Cannon is qualified to serve as a director of the Company because of his industry knowledge, his experience with marketing; his experience in leadership roles at a public corporation that is a customer of our customers; his finance experience; his 20 years of international business experience; his experience with mergers and acquisitions and related transactions; and his extensive board and governance experience as a director on other public company boards, including on an audit committee, compensation or remuneration committees and nominations and governance committees.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	47

Youssef El-Mansy Director since 2012 Age 73 Board Committees: • Compensation ° Member since 2012

Youssef A. El-Mansy is the retired Vice President, Director of Logic Technology Development, at Intel Corporation, a leading producer of microchips, computing and communications products, where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Dr. El-Mansy joined Intel in 1979 and led microprocessor technology development at Intel for 20 years.

Dr. El-Mansy previously served on the board of directors of Novellus Systems, Inc., from April 2004 until the company was acquired by Lam Research in June 2012; and Zygo Corporation, an optical system designer and manufacturer, from July 2004 to June 2009.

He is a Fellow of the Institute of Electrical and Electronics Engineers, or “IEEE,” and has been awarded the 2004 IEEE Frederik Philips Award for leadership in developing state-of-the-art logic technologies and the 2013 IEEE Robert Noyce Medal for establishing a highly effective Research-Development-Manufacturing methodology that led to industry leadership in logic technology.

Dr. El-Mansy earned a Ph.D. degree in electronics from Carleton University in Ottawa, Canada and B.S. and M.S. degrees in electronics and communications from Alexandria University in Egypt.

The Board has concluded that Dr. El-Mansy is qualified to serve as a director of the Company because of his more than 30 years of industry knowledge and experience as an executive focused on the manufacturing of technological devices and components for a major semiconductor manufacturer; his technology experience; his mergers and acquisitions experience; and his past board/governance experience at other public companies as a director and member and chair of a compensation committee.

Christine A. Heckart Director since 2011 Age 52 Board Committees: • Audit ° Member since 2015 • Compensation ° Member: 2011-2015

Christine A. Heckart is the former Senior Vice President of Business Unit and Product Marketing of Cisco Systems, Inc., an internet technology company, a position she held from December 2017 until August 2018. Immediately prior to joining Cisco, she was the Senior Vice President and Chief Marketing Officer of Brocade Communications Systems, Inc., a networking solution company, from March 2014 until its acquisition by Broadcom Corporation in November 2016. From July 2012 until May 2013, she was the Chief Marketing Officer, and then the Executive Vice President, Strategy, Marketing, People and Systems at ServiceSource International Inc., a service revenue management company. From February 2010 to May 2012, she was the Chief Marketing Officer at NetApp, Inc., a data storage and management solutions provider. Ms. Heckart served as General Manager for the TV, video and music business of Microsoft Corporation, a developer of software, services, and hardware, from 2005 to 2010; and led global marketing at Juniper Networks, Inc., a provider of network infrastructure solutions, from 2002 to 2005. She was President at TeleChoice, Inc., a consulting firm specializing in business and marketing strategies, from 1995 to 2002.

She has served as a member of the board of directors of 6Sense, a privately-held business-to-business predictive intelligence engine company, since November 2015.

Ms. Heckart earned a B.A. degree in economics from the University of Colorado at Boulder.

The Board has concluded that Ms. Heckart is qualified to serve as a director of the Company because of her experience in leadership roles at public corporations; her knowledge of the electronics industry, including networks and big data; her mergers and acquisitions experience; her board/governance experience; and her strong marketing background and experience.

Catherine P. Lego

Director since 2006

Age 61

Board Committees:

•  Audit

°   Chair: 2009 – 2014

°  Member: 2006 – 2015

•  Compensation

°   Chair since 2015

•  Nominating and Governance

°   Member since 2014

Public company director-ships in last five years:

•  Cypress Semiconductor Corp.

•  IPG Photonics Corporation

•  Fairchild Semiconductor International Inc. (former)

•  SanDisk Corporation (former)

Catherine P. Lego is the founder of Lego Ventures LLC, a consulting services firm for early stage electronics companies, formed in 1992. From December 1999 to December 2009, she was the General Partner of The Photonics Fund, LLP, an early stage venture capital investment firm focused on investing in components, modules and systems companies for the fiber optics telecommunications market, which she founded. Ms. Lego was a general partner at Oak Investment Partners, a venture capital firm, from 1981 to 1992. Prior to Oak Investment Partners, she practiced as a Certified Public Accountant with Coopers & Lybrand, an accounting firm.

Ms. Lego has served as a member of the board of directors of Cypress Semiconductor Corp., an advanced embedded solutions company for automotive and other products, since September 2017, where she is a member of the audit and nominating and governance committees; and IPG Photonics Corporation, a high-power fiber laser and amplifier company for diverse applications, since July 2016, where she is a member of the audit committee and chair of the compensation committee.

She previously served on the board of directors of the following public companies: Fairchild Semiconductor International Inc., a fabricator of power management devices, from August 2013 to September 2016, where she was a member of the compensation committee and nominating and governance committee; SanDisk Corporation, a global developer of flash memory storage solutions from 1989 to 2016, where she was the chair of the audit committee; ETEC Corporation, a producer of electron beam lithography tools, from 1991 through 1997; Uniphase Corporation (presently JDS Uniphase Corporation), a designer and manufacturer of components and modules for the fiber optic based telecommunications industry and laser-based semiconductor defect examination and analysis equipment, from 1994 until 1999, when it merged with JDS Fitel; Zitel Corporation, an information technology company, from 1995 to 2000; WJ Communications, Inc., a broadband communications company, from October 2004 to May 2008; and Micro Linear Corporation, a fabless analog semiconductor company. Ms. Lego also served as a member of the board of directors of other technology companies that are privately-held.

Ms. Lego earned an M.S. degree in accounting from the New York University Leonard N. Stern School of Business and a B.A. degree in economics and biology from Williams College.

The Board has concluded that Ms. Lego is qualified to serve as a director of the Company because of her experience on our Board; her substantial accounting and finance expertise; her knowledge of the electronics and semiconductor industries and the perspective of companies that are customers of our customers; her experience with mergers and acquisitions; and her board and governance experience on other boards, including her service as a former chairman of an audit committee and current member of audit, compensation committee and nominating and governance committees.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	49

Stephen G. Newberry Chairman of the Board Director since 2005 Age 64 Public company director- ships in last five years: • Splunk Inc. • Nanometrics Incorporated (former)

Stephen G. Newberry has served as the Chairman of the Company’s Board since November 2012. He served as the Company’s Vice Chairman from December 2010 to November 2012, Chief Executive Officer from June 2005 to January 2012 and President from July 1998 to December 2010. Mr. Newberry joined the Company in August 1997 as Executive Vice President, a role in which he served until July 1998, and Chief Operating Officer, a role in which he served until June 2005. Prior to joining the Company, Mr. Newberry held various executive positions at Applied Materials, Inc. during his 17-year tenure there, including as Group Vice President of Global Operations and Planning.

Mr. Newberry has also served as a member of the board of directors of Splunk Inc., a software platform company for real-time operational intelligence, since January 2013, where he chairs the compensation committee.

He previously served on the board of directors of: Nanometrics Incorporated, a provider of process control metrology and inspection systems from May 2011 to May 2015, where he served as a chair of the compensation committee and member of the nominating and governance committee; Amkor Technology, Inc., a provider of outsourced semiconductor packaging assembly and test services, from March 2009 to May 2011, where he served as a member of the compensation committee; Nextest Systems Corporation, a developer of automated test equipment systems for the semiconductor industry, from 2000 to 2008, where he served as a member of the audit, compensation and nominating and corporate governance committees; and Semiconductor Equipment and Materials International, or “SEMI,” a global semiconductor equipment trade association, from July 2004 to July 2014; where he served as a member of the executive committee.

Mr. Newberry earned a B.S. degree in ocean engineering from the U.S. Naval Academy and graduated from the Program for Management Development at the Harvard Graduate School of Business.

The Board has concluded that Mr. Newberry is qualified to serve as a director of the Company because he has more than 35 years of experience in the semiconductor equipment industry; his comprehensive understanding of the Company and its products, markets, and strategies gained through his role as an executive of our Company, including as our former Chief Executive Officer; his marketing experience; his previous role, including as a director, at SEMI, our industry’s leading trade association; his finance experience, his international business experience; his mergers and acquisitions experience; his public company board and governance experience, including on the audit committee, compensation committees and nominating and governance committees of other companies; and his strong business and operations leadership and expertise.

Abhijit Y. Talwalkar

Lead Independent Director

Director since 2011

Age 54

Board Committees:

•  Compensation

°   Chair: 2012 – 2015

°  Member since 2015

•  Nominating and Governance

°   Chair since 2015

°  Member: 2015-2015

Public company director- ships in last five years:

•  Advanced Micro Devices Inc.

•  iRhythm Technologies Inc.

•  TE Connectivity Ltd.

•  LSI Corporation (former)

Abhijit Y. Talwalkar is the former President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, a position he held from May 2005 until the completion of LSI’s merger with Avago Technologies in May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation, a leading producer of microchips, computing and communications products. At Intel, he held a number of senior management positions, including as Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications business, and as Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and supporting Intel business strategies for enterprise computing. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer that later became a part of IBM; Bipolar Integrated Technology, Inc., a VLSI bipolar semiconductor company; and Lattice Semiconductor Inc., a service driven developer of programmable design solutions widely used in semiconductor components.

Mr. Talwalkar has served as a member of the board of directors of: Advanced Micro Devices Inc., a developer of high performance computing, graphics and visualization technologies, since June 2017, where he serves as a member of the compensation and leadership resources committee and the nominating and corporate governance committee; TE Connectivity Ltd, a connectivity and sensor solutions company, since March 2017, where he serves as a member of the audit committee; iRhythm Technologies Inc., digital health care solutions company, since May 2016 where he is the chairman of the board; and Virtual Power Systems, Inc., a privately-held software company focused on providing infrastructure to manage data center power, since February 2016.

He previously served as a member of the board of directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association, a semiconductor industry trade association from May 2005 to May 2014. He was additionally a member of the U.S. delegation for World Semiconductor Council proceedings.

Mr. Talwalkar earned a B.S. degree in electrical engineering from Oregon State University.

The Board has concluded that Mr. Talwalkar is qualified to serve as a director of the Company because of his experience in the semiconductor industry, including as the former chief executive officer of a semiconductor company and his previous role in the semiconductor industry’s trade association; his technology experience; his marketing experience; his business and operations leadership roles at other semiconductor companies that include a customer of ours; his finance experience; his international business experience; his mergers and acquisitions experience, his board/governance experience on other public company boards, including as chairman of the board; and his cybersecurity expertise.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	51

Lih Shyng (Rick L.) Tsai

Director since 2016

Age 67

Public company director-ships in last five years:

•  MediaTek Inc.

•  USI Corporation

•  Chunghwa Telecom Co, Ltd. (former)

•  NXP Semiconductors N.V. (former)

Rick L. Tsai has served as the CEO of MediaTek Inc., a Taiwanese listed global fabless semiconductor company, since February 2018. He was Co-CEO of MediaTek from June 2017 to February 2018. He is the former Chief Executive Officer of Chunghwa Telecom Co., Ltd., a Taiwanese integrated telecom service provider, a position he held from January 2014 until December 2016. From August 2011 to January 2014, Dr. Tsai concurrently served as Chief Executive Officer of TSMC Solar Ltd., a provider of high-performance solar modules, and TSMC Solid State Lighting Ltd. (SSL), a company providing lighting solutions that combine its parent’s expertise in semiconductor manufacturing and rigorous quality control with its own integrated capabilities spanning epi-wafers, chips, emitter packaging and extensive value-added modules and light engines, both of which are wholly-owned subsidiaries of Taiwan Semiconductor Manufacturing Company, Limited (TSMC). Prior to these positions, Dr. Tsai was TSMC’s President of New Businesses from June 2009 to July 2011 and President and CEO of TSMC from July 2005 to June 2009. Dr. Tsai held other key executive positions, such as COO, EVP of Worldwide Sales and Marketing, and EVP of Operations since joining TSMC in 1989. Dr. Tsai served as President of TSMC’s affiliate, Vanguard International Semiconductor, from 1999 to 2000. Prior to joining TSMC, Dr. Tsai held various technical positions at Hewlett Packard, an international information technology company, from 1981 to 1989.

Dr. Tsai has served as a member of the board of directors of: MediaTek Inc. since June 2017; and USI Corporation, a Taiwanese listed polyethylene manufacturer, since June 2014.

He previously served on the board of directors of: NXP Semiconductors N.V., from July 2014 until June 2017; Chunghwa Telecom from January 2014 until December 2016, where he served as chairman; TSMC from 2003 to 2013; TSMC Solar and TSMC SSL from August 2011 to January 2014, where he served as their chairman; and Taiwan Semiconductor Industry Association (TSIA) from June 2009 to March 2013, where he served as chairman.

Dr. Tsai earned a Ph.D. degree in material science and engineering from Cornell University and a B.S. degree in physics from the National Taiwan University in Taipei, Taiwan.

The Board has concluded that Dr. Tsai is qualified to serve as a director of the Company because of his substantial operational and leadership experience in global businesses, particularly through his service as president, CEO and director of TSMC, a major customer of the Company; his knowledge of the semiconductor and semiconductor equipment businesses; his marketing experience; his extensive executive and board experience for global technology companies, including NXP Semiconductor, Chunghwa Telecom and MediaTek; and his mergers and acquisitions experience. In making this nomination, in addition to considering the extraordinary and relevant experience that Dr. Tsai brings to Lam, the independent members of the Board also considered Dr. Tsai’s commitments as a CEO and director of MediaTek and as a director of USI, both Taiwanese companies, the length of his service with those companies, the fact that he does not serve on any board committees at such public companies or any private company boards, and the fact that he has an excellent attendance record at all of the boards on which he has served, and concluded that his service with other companies will not limit his ability to devote sufficient time to Lam board duties.

Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation, or “Say on Pay”

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and section 14A of the Exchange Act enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, our named executive officer compensation, as disclosed in this proxy statement in accordance with SEC rules. Although the vote is advisory and is not binding on us or on our Board, our compensation committee and, as appropriate, our Board, will take into account the outcome of the vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address stockholder concerns.

We believe that our compensation philosophy has allowed us to attract, retain, and motivate qualified executive officers who have contributed to our success. For more information regarding the compensation of our named executive officers, our compensation philosophy, our 2017 Say on Pay results and our response, we encourage you to read the section of this proxy statement entitled “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis,” the compensation tables, and the narrative following the compensation tables for a more detailed discussion of our compensation policies and practices.

We are asking for stockholder approval, on an advisory or non-binding basis, of the following resolution:

‘RESOLVED, that the stockholders of Lam Research Corporation (the Company) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and any related narrative disclosure included in the proxy statement.’

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

We provide for annual advisory votes to approve the compensation of our named executive officers. Unless modified, the next advisory vote to approve our named executive officer compensation will be at the 2018 annual meeting.

Stockholder approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY OR NON-BINDING BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	53

Proposal No. 3: Approval of the Adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan, as Amended and Restated

Stockholders are being asked to approve the Lam Research Corporation 1999 Employee Stock Purchase Plan, or “the ESPP,” as amended and restated.

The Board originally adopted the ESPP on September 30, 1998, and stockholders originally approved the ESPP on November 5, 1998. Amendments to the ESPP were subsequently adopted by the Board and compensation committee on August 21, 2003 and September 18, 2003, respectively, and approved by stockholders on November 6, 2003. The compensation committee further amended and restated the ESPP on December 18, 2009, May 20, 2010, August 27, 2012, and November 1, 2012. Lastly, on August 29, 2018, the Board further amended and restated the ESPP (the “Revised ESPP”), subject to stockholder approval pursuant to applicable stock exchange requirements. The changes approved by the Board in August 2018 are hereinafter referred to as the “Amendment.” If the Revised ESPP is approved by stockholders, the Revised ESPP will be effective.

The principal features and purpose of the Revised ESPP are summarized below. The following summary of the Revised ESPP does not purport to be a complete description of all of the provisions of the Revised ESPP and is qualified in its entirety by reference to the complete text of the Revised ESPP, which has been filed with the SEC as Appendix A to this proxy statement. Capitalized terms used but not defined in the summary have the meaning specified in the Revised ESPP.

Immediately prior to August 29, 2018, the number of shares of common stock reserved for issuance under the ESPP was 24,309,281 shares, of which 4,995,845 remained available for issuance.

Summary of Amendment

The Amendment would (1) increase the number of shares of common stock available for issuance under the ESPP and (2) extend the term of the ESPP for an additional ten years.

Increase in Shares Available for Issuance. The Amendment to the ESPP would increase the maximum number of shares available for purchases of common stock from the remaining 4,995,845 shares to 7,550,771 shares, which is an increase of 2,554,926 shares. This increase is 1.7% of our outstanding common stock as of September 7, 2018 and the maximum number of shares remaining available for issuance under the ESPP is 5% of our outstanding common stock as of September 7, 2018. These percentages reflect the simple dilution of our stockholders that would occur if the proposed Amendment to the ESPP is approved.

Based on the closing price on Nasdaq of our common stock on September 7, 2018, of $159.58 per share, the aggregate market value as of that date of the additional 2,554,926 shares of common stock requested under the Amendment was $407,715,091.

Extension of Term. The Amendment would also extend the term of the ESPP for an additional ten years, until August 29, 2028.

Summary of the Revised ESPP

Purpose. The Revised ESPP allows the Company’s employees (including employees who are officers, Board members, or employees of designated Company subsidiaries located in or outside the United States) to use payroll deductions to purchase Company common stock on the terms described below.

All grants of purchase rights made to participants outside of the United States are deemed to be made under a non-U.S. sub-plan of the Revised ESPP unless otherwise designated at the time of grant.

Plan Administration. The Revised ESPP shall be administered by the Board, the compensation committee, and/or a committee appointed by the Board, whose administration, interpretation and application of the Revised ESPP and its terms will be final, conclusive and binding on all participants. The Board has appointed its compensation committee to administer the Revised ESPP and the compensation committee has delegated its authority for routine plan administration to the ESPP Management Committee, although the VP of Human Resources has been appointed to administer any grants of purchase rights made to non-U.S. participants under a non-U.S. sub-plan of the Revised ESPP. The Administrator may also adopt rules, procedures or sub-plans applicable to particular subsidiaries of the Company or locations. The Revised ESPP provides that no member of the Board or committee will be liable for any action or determination taken or made in good faith with respect to the Revised ESPP, or any shares purchased or issued under the Revised ESPP.

Securities Subject to Plan. Subject to adjustment (under the Revised ESPP), up to 7,550,771 shares of Company common stock will be reserved for issuance pursuant to purchases made under the Revised ESPP.

Eligibility and Participation. Any regular Company employee customarily employed by the Company (or by any subsidiary designated for participation) for at least 20 hours per week (or if otherwise required by local law outside the United States) is eligible to participate in the Revised ESPP. Officers and members of the Board who are eligible employees are also permitted to participate in the Revised ESPP. As of September 7, 2018, approximately 10,600 employees were eligible to participate in the Revised ESPP, including 10 officers of the Company. The Revised ESPP currently has approximately 8,200 participants.

An employee will not be eligible to participate in the Revised ESPP during an offering period to the extent that immediately after the grant of a purchase right on an offering date or interim offering date, the employee (or any other person whose stock would be attributed to the employee under section 424(d) of the Code) would own stock and/or hold outstanding purchase rights to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of Lam or of any subsidiary.

Eligible employees become participants in the Revised ESPP by delivering to the Company fifteen days prior to the applicable offering date (including interim purchase dates) a subscription agreement authorizing payroll deductions, or at such other time as may be determined by the Administrator. An employee who becomes eligible to participate in the Revised ESPP after the commencement of an offering period may participate on an interim basis until commencement of the next offering period. At the end of each offering period, each participant in the offering period will be automatically enrolled in the next succeeding offering period at the same withholding percentage unless the participant notifies the Administrator in writing that the participant does not want to be re-enrolled.

Offering Periods and Dates. Although the Administrator may alter the duration of the offering periods to any period between three (3) and 24 months, the offering periods under the Revised ESPP have generally been 12 months in duration. Within a given 12-month offering period, there are typically two dates on which Company common stock may be purchased. If, on the first business day following an exercise date (other than the last exercise date of an offering period), the fair market value of a share of Company common stock is less than the fair market value as of the first day of the offering period, the terms of the Revised ESPP provide that a new offering period will automatically begin as of that day and all eligible employees participating in the Revised ESPP will be automatically enrolled in the new offering period at the withholding percentage specified in the participant’s most recent subscription agreement (and the old offering period will be terminated). The Administrator may alter the duration of the offering periods or the number or timing of the purchase dates within the parameters of the Revised ESPP.

Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the offering period. Each employee participating in the Revised ESPP may elect to have up to 15% of eligible base compensation (defined in the

Revised ESPP to include all regular straight-time gross earnings, exclusive of overtime, shift premium, incentive compensation or payments, or bonuses, commissions or other payments) deducted and credited to that employee’s account under the Revised ESPP. No additional payments or amounts may be credited to an employee’s account; however, an employee may change the rate of payroll deductions or withdraw entirely from the Revised ESPP during any offering period.

Amounts deducted from eligible base compensation and credited to a participating employee’s account shall be held as general funds of the Company and shall not accrue interest. To the extent that an employee’s payroll deductions exceed the amount required to purchase shares subject to purchase rights, the excess shall be carried forward to apply on the next exercise date, provided that any amounts remaining shall be refunded to the employee without interest at the termination of an offering period.

Purchase of Stock; Exercise of Purchase Right. By electing to participate in the Revised ESPP, each employee is in effect granted a right to purchase shares of Company common stock using payroll deductions accumulated as of each of the purchase dates during any offering period. However, no participant may (i) accrue rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries at a rate that exceeds $25,000 of fair market value of such stock (determined at the date of grant of those purchase rights) for each calendar year in which the purchase rights would be outstanding at any time; or (ii) purchase more than 10,000 shares of Company common stock during any offering period. The Administrator may designate an alternative shares limit (other than zero) in its sole discretion, prior to the commencement of any offering period to which the alternative limit applies. If the Administrator establishes an alternative limit, all participants shall be notified of the alternative limit prior to the commencement of the offering period to which the limit first applies. Any alternative limit set by the Administrator must continue to apply with respect to all succeeding exercise dates and offering periods unless revised by the Administrator. If the number of shares otherwise subject to purchase rights during an offering period exceeds the number of shares then available under the Revised ESPP, a pro rata allocation of the shares shall be made in as equitable a manner as is practicable. Unless an employee withdraws from participation in the Revised ESPP (see “Withdrawal.” below), or his or her participation is otherwise discontinued (see “Termination of Employment.” below), the employee’s right to purchase shares will be exercised automatically at the end of the purchase date for the maximum number of shares at the applicable price.

Purchase Price of Company Common Stock; Taxes on the Acquisition or Disposition of Stock. On any particular purchase date under the Revised ESPP, the purchase price per share will be 85% of the lower of the fair market value of a share of common stock as of (i) the beginning of the offering period,

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	55

(ii) any intervening interim offering date (if the employee becomes a participant as of that date), or (iii) the purchase date. On September 7, 2018, the closing market price of Lam common stock was $159.58, as reported by Nasdaq.

The fair market value of a share of Company common stock on a given date shall be the closing price as reported in the Wall Street Journal for such date. If there is no public trading of Company common stock on a given date, the fair market value shall be determined by the Administrator in its discretion.

The participant shall be responsible for all taxes or other withholdings required in connection with the acquisition or disposition of stock purchased under the Revised ESPP. See “U.S. Federal Income Tax Information,” below. The participant shall not have an interest or voting right in any shares covered under the Revised ESPP prior to purchase.

Ability of the Board or Administrator to Amend the Revised ESPP. The Board may terminate or amend the Revised ESPP, or any purchase right granted thereunder, at any time (except in the event of certain changes in control of Lam). However, stockholder approval is required for any amendment to (i) increase the number of shares which may be issued under the Revised ESPP, (ii) change the designation of employees (or class of employees) eligible to participate under the Revised ESPP, or (iii) materially increase the benefits which may accrue to employees participating under the Revised ESPP (if, at the time of such amendment, Lam has a class of securities registered under section 12 of the Exchange Act).

Term and Termination of Plan. If approved by stockholders, the Revised ESPP will have been deemed effective upon the adoption by the Board, and will continue in effect for a term of 10 years from August 29, 2018. However, the Board may earlier terminate the Revised ESPP at any time. If the Board terminates the Revised ESPP before an employee’s right to purchase shares has been exercised under the Revised ESPP, any funds deducted from the employee’s eligible base compensation and credited to the employee’s account under the Revised ESPP shall be refunded.

Withdrawal. An employee may terminate his or her interest in a given offering by signing and delivering to the Administrator a notice of withdrawal from the Revised ESPP. Such withdrawal may be effected at any time prior to the closing of any offering period or interim purchase date. Any withdrawal by the employee of accumulated payroll deductions for a given offering automatically terminates the employee’s interest in that offering. The Revised ESPP does not permit a partial withdrawal. An employee’s withdrawal from an offering does not affect the employee’s eligibility to participate in subsequent offerings under the Revised ESPP.

By executing a subscription agreement to participate in the Revised ESPP, an employee does not become obligated to make any actual stock purchase; rather, the subscription agreement merely indicates the employee’s election to have eligible base compensation deducted and shares placed under right to him or her for purchase. However, unless the employee terminates his or her participation, or withdraws his or her payroll deductions, the right to purchase shares will be exercised automatically on each purchase date, and for the maximum number of full shares purchasable with the employee’s accumulated payroll deductions.

Termination of Employment. Termination of a participant’s continuous status as an employee for any reason, including retirement or death, cancels his or her participation in the Revised ESPP immediately. In such event, the payroll deductions credited to the employee’s account will be returned to the employee or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

Capital Changes. In the event any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company to the shares subject to purchase and to the purchase price per share, subject to any required action by the stockholders of the Company. In the event of the liquidation or dissolution of the Company, the then-current offering period shall terminate automatically, unless otherwise provided by the Board. In the event the Company merges with another corporation (and Company stockholders own less than 50% of the surviving entity or its parent), or the Company sells all or substantially all of its assets, the Revised ESPP provides that each outstanding right to purchase shares will be assumed or an equivalent right will be substituted by the successor corporation; otherwise, the Revised ESPP provides that all outstanding purchase rights held by Company employees may be accelerated.

Nonassignability. No rights or accumulated payroll deductions of an employee under the Revised ESPP may be pledged, assigned or transferred for any reason, and any such attempt may be treated by Lam as an election to withdraw from the Revised ESPP.

Reports. Individual accounts are maintained for each participant in the Revised ESPP. Each participant receives as promptly as practicable after the end of the offering period a report of his or her account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

Compliance with Applicable Law. Shares will not be issued with respect to a purchase right unless the exercise of such purchase right and the issuance and delivery of such shares comply with all applicable provisions of law, domestic or foreign, including the Securities Act of 1933, as amended, or the “Securities Act;” the Exchange Act; the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. Also, as a condition to the exercise of a purchase right, the Company may require the person exercising the purchase right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

U.S. Federal Income Tax Information

The Revised ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the right to purchase, or the actual purchase of, shares. However, upon the employee’s disposition of shares purchased under the Revised ESPP, the participant will generally be subject to tax. Upon disposition (including by gift), if the shares have been held by the participant for more than two years after the first day of the offering period and more than one year after the purchase date of the shares, or upon death of the participant while holding the shares, the participant will recognize taxable ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of the disposition over the purchase price of the shares, or (b) 15% of the fair market value of the shares on the first day of the offering period (or interim date on which the employee began to participate in the Revised ESPP, if later), and any additional taxable gain on the disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be taxable as ordinary income, and any gain or loss on such disposition will be treated as a capital gain or loss. Lam is not entitled to a deduction for amounts taxable to a participant, except to the extent of ordinary income reported by the participant on disposition of shares before the expiration of the holding periods described above.

The foregoing is only a summary of the U.S. federal income tax consequences of the Revised ESPP to participants and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the income tax consequences of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant may reside, and to which the participant may be subject.

Restriction on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company, as that term is defined under the Securities Act. Common stock acquired under the Revised ESPP by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Plan Benefits

All employees of the Company who satisfy the eligibility requirements set forth in the Revised ESPP may each year purchase up to an amount of Company common stock equal to the lesser of $25,000 or 15% of their eligible base compensation. Participation in the Revised ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate. Accordingly, we cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees. Our non-employee directors are not eligible to participate.

Aggregate Past Grants Under the Revised ESPP

The following table sets forth summary information with respect to the number of shares of our common stock purchased under the ESPP to the Company’s named executive officers, all current executive officers as a group, directors, associates of such executive officer, directors and nominees, each other person who received or is to receive 5% of such options, warrants or rights and all employees (other than executive officers) as a group as of September 7, 2018. As of September 7, 2018, the closing price on Nasdaq of our common stock was $159.58 per share.

Name and Position	Number of Shares Purchased
Martin B. Anstice Chief Executive Officer	14,256
Timothy M. Archer President and Chief Operating Officer	2,241
Douglas R. Bettinger Executive Vice President and Chief Financial Officer	2,173
Richard A. Gottscho Executive Vice President, Corporate Chief Technology Officer	16,350
Scott G. Meikle Senior Vice President, Global Customer Operations	—
All current executive officers as a group	65,303
All current directors who are not executive officers as a group	—
Each other nominee for election as a director	—
Each associate of any such director, executive officer or nominees	—
Each other person who received or is to receive 5% of such awards	—
All employees, including current officers who are not executive Officers as a group	19,248,133

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	57

Approval of Proposal No. 3 will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and voting on the proposal at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE ESPP, AS AMENDED AND RESTATED.

Proposal No. 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2019

Stockholders are being asked to ratify the appointment of EY, as the Company’s independent registered public accounting firm for fiscal year 2019. Although the audit committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our stockholders for ratification. If the stockholders should not ratify the appointment of EY, the audit committee will contemplate whether to reconsider the appointment. EY has been the Company’s independent registered public accounting firm (independent auditor) since fiscal year 1981.

Each proxy received by the Proxy Holders will be voted “FOR” the ratification of the appointment of EY, unless the stockholder provides other instructions.

Our audit committee meets periodically with EY to review both audit and non-audit services performed by EY, as well as the fees charged for those services. Among other things, the committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by EY, including non-audit services, if any, are subject to approval by the audit committee in accordance with applicable securities laws, rules, and regulations. For more information, see “Audit Matters - Audit Committee Report” and “Audit Matters—Relationship with Independent Registered Public Accounting Firm” above.

A representative of EY is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

Stockholder approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

Other Voting Matters

We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the Proxy Holders intend to vote the shares they represent as the Board may recommend or, if the Board does not make a recommendation, as the Proxy Holders decide in their reasonable judgment. It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. We urge you to complete and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or internet, as described in the materials accompanying this proxy statement.

Voting and Meeting Information

Information Concerning Solicitation and Voting

Our Board solicits your proxy for the 2018 Annual Meeting of Stockholders and any adjournment or postponement of the meeting, for the purposes described in the “Notice of 2018 Annual Meeting of Stockholders.” The sections below show important details about the annual meeting and voting.

Record Date

Only stockholders of record at the close of business on September 7, 2018, the “Record Date,” are entitled to receive notice of and to vote at the annual meeting.

Shares Outstanding

As of the Record Date 152,286,842 shares of common stock were outstanding.

Quorum

Stockholders who hold shares representing a majority of our shares of common stock outstanding and entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. A quorum is required to transact business at the annual meeting.

Inspector of Elections

The Company will appoint an inspector of elections to determine whether a quorum is present. The inspector will also tabulate the votes cast by proxy or at the annual meeting.

Effect of Abstentions and Broker Non- Votes

Shares voted “abstain” and broker non-votes (shares held by brokers that do not receive voting instructions from the beneficial owner of the shares, and do not have discretionary authority to vote on a matter) will be counted as present for purposes of determining whether we have a quorum. For purposes of voting results, abstentions will not be counted with respect to the election of directors but will have the effect of “no” votes with respect to other proposals, and broker non-votes will not be counted with respect to any proposal.

Voting by Proxy

Stockholders may vote by internet, telephone, or mail, per the instructions on the accompanying proxy card.

Voting at the Meeting

Stockholders can vote in person during the meeting. Stockholders of record will be on a list held by the inspector of elections. Each beneficial owner (an owner who is not the record holder of their shares) must obtain a proxy from the beneficial owner’s brokerage firm, bank, or the stockholder of record holding such shares for the beneficial owner, and present it to the inspector of elections with a ballot. Voting in person by a stockholder as described here will replace any previous votes of that stockholder submitted by proxy.

Changing Your Vote

Stockholders of record may change their votes by revoking their proxies at any time before the polls close by (1) submitting a later-dated proxy by the internet, telephone or mail, or (2) submitting a vote in person at the annual meeting. Before the annual meeting, stockholders of record may also deliver voting instructions to: Lam Research Corporation, Attention: Secretary, 4650 Cushing Parkway, Fremont, California 94538. If a beneficial owner holds shares through a bank or brokerage firm, or another stockholder of record, the beneficial owner must contact the stockholder of record in order to revoke any prior voting instructions.

Voting Instructions

If a stockholder completes and submits proxy voting instructions, the Proxy Holders will follow the stockholder’s instructions. If a stockholder submits proxy voting instructions but does not include voting instructions for each item, the Proxy Holders will vote as the Board recommends on each item for which the stockholder did not include an instruction. The Proxy Holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Voting Results

We will announce preliminary results at the annual meeting. We will report final voting results at https://investor.lamresearch.com and in a Form 8-K to be filed shortly after the annual meeting.

Availability of Proxy Materials

Beginning on September 26, 2018, this proxy statement and the accompanying proxy card and 2018 Annual Report on Form 10-K to Stockholders will be mailed to stockholders entitled to vote at the annual meeting who have designated a

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	59

preference for a printed copy. Stockholders who previously chose to receive proxy materials electronically were sent an email with instructions on how to access this year’s proxy materials and the proxy voting site.

We have also provided our stockholders access to our proxy materials over the internet in accordance with rules and regulations adopted by the SEC. These materials are available on our website at https://investor.lamresearch.com and at www.proxyvote.com. We will furnish, without charge, a printed copy of these materials and our 2018 Annual Report (including exhibits) on request by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538), or by email (to investor.relations@lamresearch.com).

A Notice of Internet Availability of Proxy Materials will be mailed beginning on September 26, 2018 to all stockholders entitled to vote at the meeting. The notice will have instructions for stockholders on how to access our proxy materials through the internet and how to request that a printed copy of the proxy materials be mailed to them. The notice will also have instructions on how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.

Proxy Solicitation Costs

The Company will bear the cost of all proxy solicitation activities. Our directors, officers and other employees may solicit proxies personally or by telephone, email or other communication means, without any cost to Lam Research. In addition, we have retained D.F. King & Co., Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the annual meeting. The estimated cost of such services is $12,000 plus out-of-pocket expenses. D.F. King & Co, Inc. may be contacted at 48 Wall Street, New York, New York 10005. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.

Other Meeting Information

Annual Meeting Admission

All stockholders entitled to vote as of the Record Date are entitled to attend the annual meeting. Admission of stockholders will begin at 9:00 a.m. Pacific Standard Time on November 6, 2018. Any stockholders interested in attending the annual meeting should be prepared to present government-issued photo identification, such as a valid driver’s license or passport, and verification of ownership of Company common stock or proxy status as of the Record Date for admittance. For stockholders of record as of the Record Date, proof of ownership as of the Record Date will be verified prior to admittance into the annual meeting. For stockholders who were not stockholders as of the Record Date but hold shares through a bank, broker or other nominee holder, proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, will be verified prior to admittance into the annual meeting. For proxy holders, proof of valid proxy status will also be verified prior to admittance into the annual meeting. Stockholders and proxy holders will be admitted to the annual meeting if they comply with these procedures. Information on how to obtain directions to attend the annual meeting and vote in person is available on our website at https://investor.lamresearch.com.

Voting on Proposals

Pursuant to Proposal No. 1, Board members will be elected at the annual meeting to fill nine seats on the Board to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified, under a “majority vote” standard. The majority voting standard means that, even though there are nine nominees in total for the nine Board seats, a nominee will be elected only if he or she receives an affirmative “for” vote from stockholders owning, as of the Record Date, at least a majority of the shares present and voted at the meeting in such nominee’s election by proxy or in person. If an incumbent fails to receive the required majority, his or her previously submitted resignation will be promptly considered by the Board. Each stockholder may cast one vote (“for” or “withhold”), per share held, for each of the nine nominees. Stockholders may not cumulate votes in the election of directors.

Each share is entitled to one vote on Proposals No. 2, 3, and 4. Votes may be cast “for,” “against” or “abstain” on Proposals 2, 3, and 4. Approval of Proposals No. 2, 3 and 4 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and cast at the meeting.

If a stockholder votes by means of the proxy solicited by this proxy statement and does not instruct the Proxy Holders how to vote, the Proxy Holders will vote: “FOR” all individuals nominated by the Board; “FOR” approval, on an advisory basis, of our named executive officer compensation; “FOR” approval of the adoption of the ESPP, as amended and restated; and “FOR” the ratification of EY as the Company’s independent registered public accounting firm for fiscal year 2019.

If you choose to vote in person, you will have an opportunity to do so at the annual meeting. You may either bring your proxy card to the annual meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date. As noted above, if you are a beneficial owner (an owner who is not the record holder of their shares), you will need to obtain a proxy from your brokerage firm, bank, or the stockholder of record holding shares on your behalf.

Voting by 401(k) Plan Participants

Participants in Lam’s Savings Plus Plan, Lam Research 401(k), or the “401(k) Plan,” who held Lam common stock in their personal 401(k) Plan accounts as of the Record Date will receive this proxy statement, so that each participant may vote, by proxy, his or her interest in Lam’s common stock as held by the 401(k) Plan. The 401(k) Plan trustee will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that it receives.

Stockholder Accounts Sharing the Same Last Name and Address; Stockholders Holding Multiple Accounts

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Lam Research stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report unless one of the stockholders notifies our investor relations department that one or more of them want to receive separate copies. This procedure reduces duplicate mailings and therefore saves printing and mailing costs, as well as natural resources. Stockholders who participate in householding will continue to have access to all proxy materials at https://investor.lamresearch.com, as well as the ability to submit separate proxy voting instructions for each account through the internet or by telephone.

Stockholders holding multiple accounts of Lam common stock may request separate copies of the proxy materials by contacting us by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538) or by email (to investor.relations@lamresearch.com). Stockholders may also contact us by telephone, mail or email to request consolidation of proxy materials mailed to multiple accounts at the same address.

Stockholder-Initiated Proposals and Nominations for 2019 Annual Meeting

Proposals submitted under SEC rules for inclusion in the Company’s proxy statement. Stockholder-initiated proposals (other than director nominations) may be eligible for inclusion in our proxy statement for next year’s 2019 annual meeting of stockholders (in accordance with SEC Rule 14a-8) and for consideration at the 2019 annual meeting of stockholders. The Company must receive a stockholder proposal no later than May 29, 2019 for the proposal to be eligible for inclusion. Any stockholder interested in submitting a proposal or nomination is advised to contact legal counsel familiar with the detailed securities law requirements for submitting proposals or nominations for inclusion in a company’s proxy statement.

Proposed nominations of directors under Company bylaws for Proxy Access. Our bylaws provide for “Proxy Access.” Pursuant to the Proxy Access provisions of our bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years can nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2019 annual meeting of stockholders pursuant to Proxy Access, all of the information required by our bylaws must be received by the Secretary of the Company no earlier than April 29, 2019, and no later than May 29, 2019.

Proposals and nominations under Company bylaws for presentation at the annual meeting but for which the proponent does not seek to include materials in our proxy statement. Stockholders may also submit proposals for consideration and nominations of director candidates for election at the annual meeting by following certain requirements set forth in our bylaws. These proposals will not be eligible for inclusion in the Company’s proxy statement for the 2019 annual meeting of stockholders unless they are submitted in compliance with then applicable SEC rules or pursuant to the Proxy Access described above; however, they will be presented for consideration at the 2019 annual meeting of stockholders if the requirements established by our bylaws for stockholder proposals and nominations have been satisfied.

Our bylaws establish requirements for stockholder proposals and nominations not included in our proxy statement to be considered at the annual meeting. Assuming that the 2019 annual meeting of stockholders takes place at roughly the same date next year as the 2018 annual meeting (and subject to any change in our bylaws-which would be publicly disclosed by the Company-and to any provisions of then-applicable SEC rules), a stockholder of record must submit the proposal or

Continues on next page  ▶

Lam Research Corporation 2018 Proxy Statement	61

nomination in writing and it must be received by the Secretary of the Company no earlier than July 13, 2019, and no later than August 12, 2019.

For a full description of the requirements for submitting a proposal or nomination, see the Company’s bylaws. Submissions or questions should be sent to: Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.

By Order of the Board of Directors,

Sarah A. O’Dowd

Secretary

Fremont, California

Dated: September 26, 2018

Appendix A

LAM RESEARCH CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated Effective as of August 29, 2018

1.	Purpose.

This Amended and Restated Lam Research Corporation 1999 Employee Stock Purchase Plan (“Plan”) is amended and restated as of August 29, 2018. The Plan is intended to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423(b) Plan”), although the Company makes no undertaking or representation to maintain such qualification. The provisions of the 423(b) Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423(b) of the Code. In addition, this Plan document authorizes the grant of rights to purchase stock pursuant to rules, procedures or sub-plans adopted by the Board or Administrator that are designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States.

All grants made to participants outside of the United States shall be deemed to be made under a Non-U.S. Sub-Plan, unless otherwise designated at the time of grant.

2.	Definitions.

(a) “Administrator” means the Board, the Compensation Committee of the Board or any committee the Board may subsequently appoint to administer the Plan pursuant to Section 14 hereof, if one is appointed. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Administrator. The VP of Human Resources shall administer the Non-U.S. Sub-Plans of the Plan and shall be the “Administrator” for such purposes.

(b) “Annual Increase” means the number of shares of Common Stock that, pursuant to Section 13, may annually be added to the number of shares issuable under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the Common Stock of the Company.

(f) “Company” means Lam Research Corporation, a Delaware corporation.

(g) “Compensation” means all regular, straight-time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, or other compensation.

(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or Administrator from time to time in its sole discretion as eligible to participate in this Plan.

(j) “Employee” means any person, including an officer or an employee member of the Board of Directors, who is customarily employed for at least 20 hours per week by the Company or one of its Designated Subsidiaries. For purposes of the 423(b) Plan, whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion, by reference to Section 3401(c) of the Code and the regulations promulgated thereunder. Unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of the 423(b) Plan, be those individuals who satisfy the customary employment criteria set forth above and are carried as employees by the Company or a Designated Subsidiary for regular payroll purposes. For purposes of a Non U.S. Sub-Plan, the Administrator may determine that Employees are eligible to participate even if they are employed for less than twenty (20) hours per week if, in the Administrator’s sole judgment, applicable laws require such a determination.

(k) “Exercise Date” means such business days during each Offering Period of this Plan as may be identified by the Administrator pursuant to Section 8 of this Plan.

(l) “Interim Offering Date” means the first business day following an Exercise Date other than the last Exercise Date of an Offering Period.

(m) “Maximum Share Amount” means the maximum number of shares of Common Stock that a Participant can purchase during any single Offering Period as set forth in Section 3(d)(ii) of this Plan.

(n) “Non-U.S. Sub-Plan” shall mean a sub-plan of the Plan that does not necessarily meet the requirements set forth in Section 423(b) of the Code, as amended.

(o) “Offering Date” means the first business day of an Offering Period.

(p) “Offering Period” means a period established by the Administrator pursuant to Section 4 of this Plan during which payroll deductions are accumulated from Participants and applied to the purchase of Common Stock.

(q) “Participant” means an Employee who has elected to participate in this Plan pursuant to Section 5 hereof.

(r) “Plan” means this Amended and Restated Lam Research Corporation 1999 Employee Stock Purchase Plan, including both the 423(b) Plan and any Non-U.S. Sub-Plan unless otherwise indicated.

(s) “Purchase Right” means a right to purchase Common Stock granted pursuant to Section 7 of this Plan.

(t) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(u) “423(b) Plan” means an employee stock purchase plan that is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of this 423(b) Plan should be construed, administered and enforced in accordance with Section 423(b) of the Code.

3.	Eligibility; Accrual and Purchase Limits.

(a) Regular Participation. Any person who is, or will be, an Employee on the Offering Date of a given Offering Period shall be eligible to participate in this Plan during such Offering Period, subject to the requirements of Section 5(a) of this Plan.

(b) Interim Participation. Any person who becomes an Employee after the Offering Date of an Offering Period and before an Interim Offering Date shall be eligible to participate in this Plan during such Offering Period, but only on and beginning with the first Interim Offering Date on or before which such person becomes an Employee, and subject to the requirements of Section 5(a) of this Plan.

(c) Exclusion of Five Percent Stockholders. Notwithstanding paragraphs (a) and (b) of this Section 3, an Employee shall not be eligible to participate in this Plan during an Offering Period to the extent that immediately after the grant of a Purchase Right on an Offering Date or Interim Offering Date, the Employee (or any other person whose stock would be attributed to the Employee under Section 424(d) of the Code) would own stock and/or hold outstanding purchase rights to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.

(d) Accrual and Purchase Limits. Notwithstanding any other provisions of this Plan or any subscription agreement or other offering documents, no Participant may (i) accrue rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries at a rate that exceeds $25,000 of fair market value of such stock (determined at the date of grant of those purchase rights) for each calendar year in which the purchase rights would be outstanding at any time; or (ii) purchase more than 10,000 shares of the Company’s Common Stock during any Offering Period. Notwithstanding the share limit described in clause 3(d)(ii), the Administrator may designate an alternative shares limit (other than zero) in its sole discretion, prior to the commencement of any Offering Period to which the alternative limit applies. If the Administrator establishes an alternative limit, all participants shall be notified of the alternative limit prior to the commencement of the Offering Period to which the limit first applies. Any alternative limit set by the Administrator shall continue to apply with respect to all succeeding Exercise Dates and Offering Periods unless revised by the Administrator as provided in this clause 3(d)(ii).

4.	Offering Periods.

The duration of each Offering Period shall be determined by the Administrator, provided that an Offering Period shall be no shorter than 3 months and no longer than 24 months (measured from the first business day of the first month to the last business day of

2

the last month) and succeeding Offering Periods shall be the same duration unless otherwise determined by the Administrator pursuant to this Section. Unless otherwise determined by the Administrator:

(a) a new Offering Period shall begin on the first business day after the last Exercise Date of an Offering Period;

(b) a new Offering Period shall begin, and the old Offering Period shall terminate, on the first business day after an Exercise Date (other than the last Exercise Date of an Offering Period) if the fair market value (as defined in Section 7(b)(i) of this Plan) of a share of Common Stock is less than the fair market value of a share of Common Stock on the Offering Date of the Offering Period; and

(c) an Offering Period shall terminate on the date that there are no Participants enrolled in it.

5.	Participation.

(a) An Employee may become a Participant in this Plan by completing a subscription agreement, in such form or forms as the Administrator may approve from time to time, and filing it with the Company’s payroll office within 15 days before the applicable Offering Date or Interim Offering Date, unless another time for filing the subscription agreement is set by the Administrator for all Employees with respect to a given Offering Period. The subscription agreement shall authorize payroll deductions pursuant to this Plan and shall have such other terms as the Administrator may specify from time to time.

(b) At the end of an Offering Period, each Participant in the Offering Period who remains an Employee shall be automatically enrolled in the next succeeding Offering Period (a “Re-enrollment”) unless, in a manner and at a time specified by the Administrator, but in no event later than the day before the Offering Date of such succeeding Offering Period, the Participant notifies the Administrator in writing that the Participant does not wish to be re-enrolled. Re-enrollment shall be at the withholding percentage specified in the Participant’s most recent subscription agreement unless the Participant changes that percentage by timely written notice. No Participant shall be automatically re-enrolled whose participation has terminated by operation of Section 10 of this Plan.

(c) If an Offering Period commences pursuant to Section 4(b) of this Plan, each Employee on the Offering Date of that Offering Period shall automatically become a Participant in the commencing Offering Period. Participation shall be at the withholding percentage specified in the Participant’s most recent subscription agreement, unless the Participant notice changes that percentage by timely written notice. If the Participant has no subscription agreement on file, Participation shall be at a 0% withholding rate until changed by the Participant. No Participant shall be automatically re-enrolled whose participation has terminated by operation of Section 11 of this Plan.

6.	Payroll Deductions.

(a) Each Participant shall have withheld a percentage of his or her Compensation received during an Offering Period. Withholding shall be in whole percentages, up to a maximum (not to exceed 15%) established by the Administrator from time to time, as specified by the Participant in his or her subscription agreement. Payroll deductions for a Participant during an Offering Period shall begin with the first payroll following the Offering Date or Interim Offering Date and shall end on the last Exercise Date of the Offering Period, unless sooner terminated by the Participant as provided in Section 11 of this Plan.

(b) All payroll deductions made by a Participant shall be credited to the Participant’s account under this Plan. A Participant may not make any additional payments into such account.

(c) A Participant may change the rate of his or her payroll deductions during an Offering Period by filing with the Administrator a new subscription agreement authorizing the change. The change shall take effect 15 days after the Administrator’s receipt of the new subscription agreement, except that increases in rate shall take effect on the day after the first Exercise Date on or after the 15th day.

7.	Purchase Rights.

(a) Grant of Purchase Rights. On the Offering Date, or (if applicable) Interim Offering Date of each Offering Period, the Participant shall be granted a Purchase Right to purchase (at the per-share price) during the Offering Period up to the lesser of (a) the number of shares of Common Stock determined by dividing (i) $25,000 multiplied by the number of (whole or part) calendar years in the Offering Period by (ii) the fair market value of a share of Common Stock on the Offering Date or Interim Offering Date; or (b) the Maximum Share Amount.

3

(b) Terms of Purchase Rights. Except as otherwise determined by the Administrator, each Purchase Right shall have the following terms:

(i)

The per-share price of the shares subject to a Purchase Right shall be 85% of the lower of the fair market values of a share of Common Stock on (a) the Offering Date, or Interim Offering Date, on which the Purchase Right was granted and (b) the Exercise Date. The fair market value of the Common Stock on a given date shall be the closing price as reported in the Wall Street Journal; provided, however, that if there is no public trading of the Common Stock on that date, then fair market value shall be determined by the Administrator in its discretion.

(ii)	Payment for shares purchased by exercise of Purchase Rights shall be made only through payroll deductions in accordance with Section 6 of this Plan.

(iii)

Upon purchase or disposition of shares acquired by exercise of a Purchase Right, the Participant shall pay, or make provision adequate to the Administrator for payment of, all tax (and similar) withholdings that the Administrator determines, in its discretion, are required due to the acquisition or disposition, including without limitation any such withholding that the Administrator determines in its discretion is necessary to allow the Company and its Subsidiaries to claim tax deductions or other benefits in connection with the acquisition or disposition.

(iv)	During his or her lifetime, a Participant’s Purchase Right is exercisable only by the Participant.

(v)	The Purchase Rights will in all respects be subject to the terms and conditions of this Plan, as interpreted by the Administrator from time to time.

8.	Exercise Dates; Purchase of Shares; Refund of Excess Cash.

(a) The Administrator shall establish one or more Exercise Dates for each Offering Period.

(b) Each Participant’s Purchase Right shall be exercised automatically on each Exercise Date during the Offering Period to purchase the maximum number of full shares up to the Maximum Share Amount at the applicable price using the Participant’s accumulated payroll deductions.

(c) The shares purchased upon exercise of a Purchase Right shall be deemed to be transferred to the Participant on the Exercise Date. A Participant will have no interest or voting right in shares covered by a Purchase Right until the Purchase Right has been exercised.

(d) Any cash remaining in a Participant’s payroll deduction account after the purchase of shares on an Exercise Date shall be carried forward in that account for application on the next Exercise Date; provided that at the termination of an Offering Period, any such cash shall be promptly refunded returned to the Participant.

9.	Limitations on Aggregate Shares to be Purchased.

If the number of shares to be purchased on an Exercise Date by all Participants in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Administrator shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each participant affected.

10.	Registration and Delivery of Share Certificates.

(a) Shares purchased by a Participant under this Plan will be registered in the name of the Participant, or in the name of the Participant and his or her spouse, or in the name of the Participant and joint tenant(s) (with right of survivorship), as designated by the Participant.

(b) As soon as administratively feasible after each Exercise Date, the Company shall deliver to the Participant a certificate representing the shares purchased upon exercise of a Purchase Right. If approved by the Administrator in its discretion, the Company may instead (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant’s account or (ii) make a notation in the Participant’s favor of non-certificated shares on the Company’s stock records.

11.	Withdrawal; Termination of Employment.

(a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his account under this Plan at any time before an Exercise Date by giving written notice to the Administrator in a form the Administrator prescribes from time to time. The Participant’s Purchase Right will automatically terminate on the date of receipt of the notice, all payroll deductions credited to the Participant’s account will be refunded promptly thereafter, and no further payroll deductions will be made during the Offering Period.

4

(b) Upon termination of a Participant’s Continuous Status as an Employee for any reason, including retirement or death, the payroll deductions credited to the Participant’s account will be promptly refunded to the Participant or, in the case of death, to the person or persons entitled thereto under Section 15 of this Plan, and the Participant’s Purchase Right will automatically terminate.

(c) If a Participant fails to remain in Continuous Status as an Employee during an Offering Period, the Participant will be deemed to have withdrawn from this Plan, the payroll deductions credited to the Participant’s account will be promptly refunded, and the Participant’s Purchase Right shall terminate.

(d) A Participant’s withdrawal from an offering will not affect the Participant’s eligibility to participate in a succeeding Offering Period or in any similar plan that may be adopted by the Company.

12.	Use of Funds; No Interest.

Amounts withheld from Participants’ Compensation under this Plan shall constitute general funds of the Company and may be used for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. No interest shall accrue on the payroll deductions of a Participant in this Plan.

13.	Number of Shares Reserved.

Subject to adjustment as provided in Section 18, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 7,550,771 shares of Common Stock, which may be newly issued or treasury shares, or shares acquired on the open market, the total of which includes 4,995,845 shares of Common Stock which remain available for issuance as of August 29, 2018.

14.	Administration.

This Plan shall be administered by the Administrator. The administration, interpretation, and application of this Plan by the Administrator shall be final, conclusive, and binding upon all persons. Neither Members of the Board nor the Administrator shall be liable for any action or determination taken or made in good faith with respect to the Plan, or any shares purchased or issued or Purchase Right exercised thereunder. The Administrator may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations. Any such sub-plans may be designed to be outside the scope of Section 423(b) of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423(b), such sub-plan and rights granted thereunder shall not be considered to comply with Section 423(b) of the Code.

15.	Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of the Participant’s death.

(b) A designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant, and in the absence of a beneficiary validly designated under this Plan who is living at the time of the Participant’s death, the Administrator shall deliver such shares and/or cash to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the Administrator’s knowledge), the Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent, or relative is known to the Administrator, then to such other person as the Administrator may designate.

16.	Transferability.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a Purchase Right or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds in accordance with Section 11 hereof.

17.	Reports.

Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to participating Employees promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

5

18.	Adjustments upon Changes in Capitalization.

(a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each Purchase Right under this Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under this Plan but have not yet been placed under a Purchase Right, including, but not limited to, the Annual Increase (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each Purchase Right under this Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company and any repurchase of shares of Common Stock pursuant to Section 13 herein shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

(b) In the event of the proposed dissolution or liquidation of the Company, the then-current Offering Period will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Board or the Administrator (if the Administrator is not the Board). In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation (if stockholders of the Company own less than 50% of the total outstanding voting power in the surviving entity or a parent of the surviving entity after the merger), each Purchase Right under this Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the successor corporation does not agree to assume the Purchase Right or to substitute an equivalent purchase right, in which case the Administrator may, in lieu of such assumption or substitution, accelerate the exercisability of Purchase Rights, and allow Purchase Rights to be exercisable (if the Board approves) as to shares as to which the Purchase Right would not otherwise be exercisable, on terms and for a period that the Administrator determines in its discretion. To the extent that the Administrator accelerates exercisability of Purchase Rights as described above, it shall promptly so notify all Participants in writing.

(c) The Administrator may, in its discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Purchase Right, if the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, or if the Company consolidates with or merges into any other corporation.

19.	Amendment or Termination.

(a) The Board may at any time terminate or amend in any manner this Plan; except, however, that no amendment may be made without prior approval of the stockholders of the Company (obtained in the manner described in paragraph 21) if it would:

(i)	Increase the number of shares that may be issued under this Plan;

(ii)	Change the designation of the employees (or class of employees) eligible for participation in this Plan; or

(iii)

If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at the time of such amendment, materially increase the benefits that may accrue to Participants under this Plan.

If any amendment requiring stockholder approval under this paragraph 19 of this Plan is made after the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in paragraph 21 of this Plan.

(b) The Board may elect to terminate any or all outstanding Purchase Rights at any time, except to the extent that exercisability of such Purchase Rights has been accelerated pursuant to Section 18(b) hereof. If this Plan is terminated, the Board may also elect to terminate Purchase Rights upon completion of the next purchase of shares on the next Exercise Date or to permit Purchase Rights to expire in accordance with their terms (with participation to continue through such expiration dates). If Purchase Rights are terminated before expiration, any funds contributed to this Plan that have not been used to purchase shares shall be refunded to Participants as soon as administratively feasible.

20.	Notices.

All notices or other communications by a Participant to the Company or the Administrator under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

6

21.	Stockholder Approval.

(a) Any required approval of the stockholders of the Company pursuant to paragraph 19(a) of this Plan shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(b) If any required approval by the stockholders of this Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 21(a) hereof, then the Company shall, at or before the first annual meeting of stockholders held after the later of (i) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (ii) the granting of a Purchase Right hereunder to an Officer and Director after such registration, do the following:

(i)

furnish in writing to the holders entitled to vote for this Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of this Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

(ii)

file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

22.	Conditions upon Issuance of Shares.

(a) Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.	Term of Plan.

This Plan shall continue in effect for a term of 10 years (until August 28, 2028), pursuant to an amendment and restatement by the Board of Directors on August 29, 2018, unless sooner terminated under Section 19 hereof.

24.	Additional Restrictions of Rule 16b-3.

The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934 shall comply with the applicable provisions of Rule 16b-3 of such Act. This Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934 with respect to Plan transactions.

7

LAM RESEARCH CORPORATION ATTN: INVESTOR RELATIONS 4650 CUSHING PARKWAY FREMONT, CALIFORNIA 94538

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E49679-P11451-Z72863	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — —  — — —  — — —  — — —  — — —  — — —  — — — — — —  — — —  — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAM RESEARCH CORPORATION	For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all nine of the nominees listed in proposal 1.
1. Election of Directors	☐	☐	☐
Nominees: 01) Martin B. Anstice 06) Catherine P. Lego
02) Eric K. Brandt 07) Stephen G. Newberry
03) Michael R. Cannon 08) Abhijit Y. Talwalkar
04) Youssef A. El-Mansy 09) Lih Shyng (Rick L.) Tsai 05) Christine A. Heckart

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain			For	Against	Abstain

2. Advisory vote to approve the compensation of the named executive officers of Lam Research, or “Say on Pay.”	☐	☐	☐	4.	Ratification of the appointment of the independent registered public accounting firm for fiscal year 2019.	☐	☐	☐

3. Approval of the adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended and restated.	☐	☐	☐	NOTE: Other business that may properly come before the annual meeting (including any adjournment or postponement thereof) will be voted as the proxy holders deem advisable.

For address change/comments, mark here. (see reverse for instructions)			☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) in this card. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Joint owners should each sign personally. For a Corporation, an authorized officer must sign. For a partnership, an authorized person must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report Combined Document are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E49680-P11451-Z72863

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF LAM RESEARCH CORPORATION

IN CONJUNCTION WITH THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2018

The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the “Company”), hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 26, 2018, and the 2018 Annual Report to Stockholders; (b) appoints Martin B. Anstice and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, each with full power to designate substitutes, on behalf and in the name of the undersigned, to represent the undersigned at the 2018 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION (and any adjournment(s) or postponement(s) of the Meeting) to be held on November 6, 2018 at 9:30 a.m., Pacific Standard Time, in the Building CA1 Auditorium at the principal executive offices of the Company located at 4650 Cushing Parkway, Fremont, California 94538, and (c) authorizes the proxy holders to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present at the Meeting, on the matters set forth on the reverse side and, in their discretion, on any other matter(s) that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.

This proxy will be voted as directed. If no contrary direction is indicated, the proxy will be voted FOR all nine of the director nominees listed in proposal 1; FOR the advisory vote to approve the compensation of the named executive officers of Lam Research, or “Say on Pay;” FOR approval of the adoption of the Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended and restated; FOR the proposal to ratify the appointment of the independent registered public accounting firm for fiscal year 2019; and as the proxy holders deem advisable, on any other matter(s) that may properly come before the meeting.

Address change/comments:

(If you noted any address change/comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side